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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200

December 16, 2015

Dear Stockholder:

        You are cordially invited to attend the 2016 annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, which will be held at 2:00 p.m., Pacific Time, on Tuesday, January 26, 2016, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355. At the annual meeting, stockholders will be asked to elect Class II directors, approve, by a non-binding advisory vote, our executive compensation, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. These proposals are more fully described in our proxy statement.

        On or about December 16, 2015, we will mail to our stockholders either a full set of paper proxy materials or a Notice of Internet Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016 (the "Notice") containing instructions on how to access our proxy statement and our annual report for the fiscal year ended September 30, 2015 and authorize your proxy electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

        It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or by completing and returning the enclosed proxy card if you received paper proxy materials, so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Randy J. Snyder Chairman of the Board

24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 26, 2016

To our Stockholders:

        The annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, on Tuesday, January 26, 2016, at 2:00 p.m., Pacific Time, for the following purposes:

  1)
  To elect three directors to our board to serve as Class II directors for a term of three years and until their successors are duly elected and qualified. The following persons have been nominated:

  •
  Paul E. Fulchino

  •
  Scott E. Kuechle

  •
  Robert D. Paulson;

  2)
  To approve, by a non-binding advisory vote, our executive compensation;

  3)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and

  4)
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on December 2, 2015, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

        Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the proxy card if you received paper proxy materials. Voting instructions are provided in the Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016, or, if you received paper proxy materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

John Holland Executive Vice President and Chief Legal Officer

Valencia, California
December 16, 2015

WESCO AIRCRAFT HOLDINGS, INC.
24911 Avenue Stanford
Valencia, California 91355

PROXY STATEMENT
FOR
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2016

        This proxy statement is being furnished by and on behalf of the board of directors of Wesco Aircraft Holdings, Inc. (the "Company"), in connection with the solicitation of proxies to be voted at the 2016 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	January 26, 2016
Time:	2:00 p.m. (Pacific Time)
Place:	Hyatt Regency Valencia 24500 Town Center Drive Valencia, California 91355

        At the annual meeting, stockholders will be asked to:

  •
  Elect the following three nominees as our Class II directors to serve a term of three years and until their successors are duly elected and qualified: Paul E. Fulchino, Scott E. Kuechle and Robert D. Paulson;

  •
  Approve, by a non-binding advisory vote, the Company's executive compensation;

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2016; and

  •
  Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Our principal offices are located at 24911 Avenue Stanford, Valencia, California 91355, and our telephone number is (661) 775-7200.

        We are furnishing the proxy materials for the 2016 annual meeting of stockholders by mailing to our stockholders either a full set of paper proxy materials or a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016 (the "Notice"). The paper proxy materials and the Notice will first be mailed to stockholders on or about December 16, 2015.

Page
GENERAL INFORMATION ABOUT THE MEETING	1
Where and when will the annual meeting be held?	1
Why did I receive a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016 in the mail instead of a paper copy of the proxy materials?	1
Why did you send me the proxy materials or the Notice?	1
Can I vote my shares by filling out and returning the Notice?	1
Who can vote?	1
How is a quorum determined?	2
What is the required vote for approval?	2
How do I vote by proxy?	2
How can I authorize my proxy online or via telephone?	3
What if other matters come up at the annual meeting?	3
Can I change my previously authorized vote?	3
Can I vote in person at the annual meeting rather than by authorizing a proxy?	3
Will my shares be voted if I do not provide my proxy?	3
What do I do if my shares are held in "street name"?	4
Who will count the votes?	4
Who pays for this proxy solicitation?	4
PROPOSAL 1—ELECTION OF DIRECTORS	5
Board Structure	5
Class II Election	5
Class II Nominees	5
Vote Required; Recommendation	7
Continuing Directors	8
GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS, ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE	13
Risk Oversight	13
Board Independence	13
Board Meetings	13
Committees of the Board	13
Audit Committee	14
Compensation Committee	14
Nominating and Corporate Governance Committee	15
Finance Committee	16
Compensation Committee Interlocks and Insider Participation	17
Corporate Governance	17
Code of Business Conduct and Ethics	17
Corporate Governance Guidelines	17
Whistleblower Policy	17
Policies Relating to our Board	17
Communications with the Board	17
Board Leadership Structure	18
Executive Sessions and Presiding Director	18
Director Attendance at Annual Meeting of Stockholders	18
AUDIT COMMITTEE REPORT	19
COMPENSATION COMMITTEE REPORT	20
COMPENSATION DISCUSSION AND ANALYSIS	21
Our Named Executive Officers	21
Executive Summary	21
Executive Transition	21
Key Compensation Practices	22

i

ii

GENERAL INFORMATION ABOUT THE MEETING

        In this section of the proxy statement, we answer some common questions regarding Wesco Aircraft Holdings, Inc.'s 2016 annual meeting of stockholders and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

        The date, time and place of the annual meeting is:

  January 26, 2016
  2:00 p.m. (Pacific Time)
  Hyatt Regency Valencia
  24500 Town Center Drive
  Valencia, CA 91355

Why did I receive a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016 in the mail instead of a paper copy of the proxy materials?

        The United States Securities and Exchange Commission (the "SEC") has approved rules (the "e-proxy rules") allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended September 30, 2015 ("fiscal 2015"), to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We believe these e-proxy rules provide a convenient and quick way to access the proxy materials and vote shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 26, 2016 (the "Notice"), and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such stockholders with notice of the annual meeting and will also provide instructions regarding accessing and reviewing all of the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

        We sent you the proxy materials or the Notice because we are holding our annual meeting of stockholders and the Company's board of directors (the "Board") is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone or by requesting and returning a paper proxy card, or you may vote your shares by submitting a ballot in person at the meeting.

Who can vote?

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on December 2, 2015, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of December 2, 2015, there were a total of 97,930,525 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How is a quorum determined?

        We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. The presence in person or by proxy of a majority of the shares of common stock entitled to vote at the annual meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

        The election of each of our nominees for director requires a plurality of the votes validly cast at the annual meeting. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such votes. Broker non-votes also have no effect on the outcome of the vote.

        The approval by a non-binding advisory vote of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors require a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters at the annual meeting. If you abstain for purposes of the approval on an advisory basis of our executive compensation or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention will have the same effect as a vote against.

        For the approval on an advisory basis of our executive compensation, broker non-votes will have no effect on the outcome of the vote. However, NYSE rules permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, so broker non-votes are not expected on that proposal.

How do I vote by proxy?

        Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you received paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on directors, you can either vote "FOR" all directors or withhold your vote on all or certain directors specified by you.

  •
  You may abstain from voting on the proposal to approve the advisory vote on our executive compensation or to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

  •
  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all three director nominees, approve on an advisory basis our executive compensation and ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

How can I authorize my proxy online or via telephone?

        In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 16-digit control number required for access. You can authorize your proxy via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time, January 25, 2016, the day before the annual meeting.

        If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

        The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of three Class II directors, the approval on an advisory basis of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2016. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

        Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating and delivering to us a new proxy via the Internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, January 25, 2016, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

        Proxy revocation notices or new proxy cards should be sent to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

        Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

        Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors is considered a "routine" matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors and the approval on an advisory basis of our executive compensation are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and are called "broker non-votes." However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee in "street name," that party will give you instructions for voting your shares. If your shares are held in "street name" and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

        Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for doing this.

        If you have additional questions about this proxy statement or the annual meeting or would like additional copies, without charge, of this document or our annual report for the fiscal year ended September 30, 2015, please contact: Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attn: John Holland.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

        There are currently eleven directors on our Board, and our directors are divided into three classes, with four directors in both Class I and Class III and three directors in Class II. The terms of office of the three Class II directors expire at the 2016 annual meeting of stockholders.

Class II Election

        The three nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve on our Board for a term of three years and until their successors are duly elected and qualified. All three nominees currently serve on our Board.

Class II Nominees

        The Class II nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Paul E. Fulchino (Class II)	From 2000 until his retirement in 2010, Mr. Fulchino, age 69, served as Chairman, President and Chief Executive Officer of Aviall, Inc., a leading solutions provider of aftermarket supply-chain management services for the aerospace and defense industries, which became a wholly-owned subsidiary of The Boeing Company ("Boeing") on September 20, 2006. Mr. Fulchino had previously served as President and Chief Operating Officer of BE Aerospace, Inc. from 1996 to 1999 and President and Vice Chairman of Mercer Management Consulting, Inc. from 1990 to 1996. Mr. Fulchino currently serves as a senior advisor to Boeing. He also currently serves on the board of directors of Spirit Aerosystems, Inc. ("Spirit"), where he is a member of the Compensation Committee and Corporate Governance and Nominating Committee.	2008

The Board has concluded that Mr. Fulchino should serve as a director because he brings a unique perspective to the Board regarding the global aerospace industry, particularly as a result of his extensive experience in the aerospace MRO industry. In addition, as a result of his current service as a director of Spirit, Mr. Fulchino brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of another public company.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Scott E. Kuechle (Class II)

From 2005 until his retirement in 2012, Mr. Kuechle, age 56, served as Executive Vice President and Chief Financial Officer of Goodrich Corporation ("Goodrich"), a leading global supplier of systems and services to the aerospace and defense industry. Prior to that, Mr. Kuechle served as Goodrich's Corporate Controller from 2004 until 2005, Corporate Treasurer from 1998 until 2004, Director of Finance and Banking (Assistant Treasurer) from 1994 until 1998, Director of Finance for one of Goodrich's Business Units from 1989 until 1994 and in various financial roles in Goodrich's Corporate and Business Segment Offices from 1983 until 1989. Mr. Kuechle also currently serves on the board of directors of Esterline Technology Corporation ("Esterline"), where he is chair of the Audit Committee and a member of the Strategy and Technology Committee, and Kaman Corporation ("Kaman"), where he is chair of the Audit Committee and a member of the Nominating and Governance Committee.

2012

The Board has concluded that Mr. Kuechle should serve as a director based on his prior experience as an executive officer at Goodrich and his current service on the board of directors, Audit Committee and Strategy and Technology Committee of Esterline and the board of directors, Audit Committee and Nominating and Governance Committee of Kaman. The Board believes that Mr. Kuechle's experience at Goodrich, Esterline and Kaman, in particular as it relates to corporate finance and the audit function of a public company, allows for him to bring strong leadership and valuable insights to the Board.

Robert D. Paulson (Class II)

Mr. Paulson, age 70, has served as the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm, since he founded the firm in 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm, where he had served as the Los Angeles Office Manager from 1982 to 1989, led the Global Aerospace and Defense Practice from 1985 to 1997 and was twice elected to McKinsey's board of directors. He also currently serves on the board of directors of Ducommun Incorporated ("Ducommun"), where he is the independent lead director and is also a member of the Compensation Committee and the Corporate Governance and Nominating Committee, and previously served on the board of directors of Nationwide Health Properties, Inc. ("NHP") (Mr. Paulson also served on the board of Ventas, Inc. ("Ventas") after it acquired NHP in 2011).

2006

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Paulson should serve as a director because of his extensive experience as a consultant and investor in the aerospace and defense industries, which provides a unique perspective to the Board, particularly with respect to the development and execution of business strategies. In addition, as a result of his current service as a director of Ducommun and his prior serve as a director of NHP/Ventas, Mr. Paulson brings valuable knowledge to our Board about the operations, compensation programs, corporate governance and audit function of other public companies.

Vote Required; Recommendation

        The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE CLASS II NOMINEES NAMED ABOVE.

Continuing Directors

        The eight directors whose terms will continue after the 2016 annual meeting and will expire at the 2017 annual meeting (Class III) or the 2018 annual meeting (Class I) are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Thomas M. Bancroft (Class III)	Mr. Bancroft, age 49, founded Makaira Partners LLC ("Makaira Partners") in 2007, and currently serves as its Managing Member, Portfolio Manager and Chief Investment Officer. Makaira Partners is a private investment management firm based in La Jolla, California that manages investment partnerships for individuals, family offices, endowments and non-profit organizations. Prior to founding Makaira Partners, Mr. Bancroft spent thirteen years, the last six as the Portfolio Manager and Senior Managing Director, at Plaza Investment Managers, Inc. ("Plaza Investment Managers"), a wholly owned investment subsidiary of GEICO Corporation ("GEICO"). Plaza managed a $3.5 billion equity portfolio for GEICO, an auto insurance subsidiary of Berkshire Hathaway. Mr. Bancroft began his career as a staff writer and reporter for Financial World Magazine and Forbes Magazine, respectively. Mr. Bancroft currently serves as a Trustee of Francis Parker School in San Diego and is the Chair of the Investment Committee.	2015

The Board has concluded that Mr. Bancroft should serve as a director based on the unique perspective that he brings as a significant shareholder of the Company through his position as Managing Member, Portfolio Manger and Chief Investment Officer of Makaira Partners, as well as his prior experience at Plaza Investment Managers, Inc. Mr. Bancroft was appointed to the Board pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners. See "General Information Concerning the Board of Directors, Its Committees and the Company's Corporate Governance—Committees of the Board—Nominating and Corporate Governance Committee."

Adam J. Palmer (Class III)

Mr. Palmer, age 43, is a Managing Director of Carlyle and has been the Head of the Global Aerospace and Defense sector team since 2011. Mr. Palmer joined Carlyle in 1996 as a member of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies. He also currently serves on the board of directors of Dynamic Precision Group, Global Jet Capital, Landmark Aviation, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Finance Committee and Compensation Committee, and previously served on the board of directors of RPK Capital Management Group, LLC.

		2006

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Palmer should serve as a director because, in addition to his demonstrated leadership as a Managing Director of Carlyle and his extensive experience in private equity and investment banking, he brings additional perspectives to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of Dynamic Precision Group, Global Jet Capital, Landmark Aviation, Novetta Solutions, Sequa Corporation and Triumph Group, Inc., where he serves on the Audit Committee and Compensation Committee, Mr. Palmer brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Norton A. Schwartz (Class III)

General Schwartz, age 63, has served as the President and Chief Executive Officer of Business Executives for National Security since 2013. In 2012, General Schwartz retired from the United States Air Force after nearly 40 years of service. From 2008 to 2012, he was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active duty, guard and reserve forces and civilian workforce serving in the United States and overseas. As Chief of Staff, General Schwartz was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. Prior to that, he served as Commander of the United States Transportation Command from 2005 to 2008 and Director for Operations and Director of the Joint Staff from 2002 to 2005. General Schwartz currently serves on the board of directors of Aurora Flight Sciences ("Aurora"), CAE, USA Inc. ("CAE USA") and the Air Force Association, as well as the board of trustees of the Institute for Defense Analyses.

		2013

The Board has concluded that General Schwartz should serve as a director because, in addition to the leadership he has demonstrated throughout his distinguished military career, he brings extensive knowledge to the Board about the military aerospace industry. In addition, as a result of his current service as a director or trustee of Aurora, CAE USA, the Institute for Defense Analyses and the Air Force Association, General Schwartz brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies and organizations.

Randy J. Snyder (Class III)	Mr. Snyder, age 66, served as our President and Chief Executive Officer from 1977 until 2014, and has been the Chairman of the Board since 2006.	2006

The Board has concluded that Mr. Snyder should serve on the Board based upon his intimate knowledge of our operations and his role in leading our transition from a small niche distributor to one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Dayne A. Baird (Class I)

Mr. Baird, age 39, is a Principal at The Carlyle Group ("Carlyle") where he focuses on U.S. buyout opportunities in the aerospace, defense and government services sectors. Mr. Baird has been with Carlyle since 2003. Prior to joining Carlyle, Mr. Baird worked in the mergers and acquisitions and global industrial groups of Lehman Brothers from 2000 to 2003, where he focused on transactions in the industrial, aerospace and defense sectors. Mr. Baird also currently serves on the board of directors of Novetta Solutions and Landmark Aviation, where he is a member of the Audit Committee and Compensation Committee, and previously served on the board of directors of ARINC Incorporated, where he was a member of the Audit Committee.

2010

The Board has concluded that Mr. Baird should serve as a director because, in addition to his demonstrated leadership as a Principal at Carlyle, he brings valuable insight to the Board about the global aerospace and defense industries, as well as debt and equity capital markets. In addition, as a result of his current service as a director of Novetta Solutions and Landmark Aviation and his prior service as a director of ARINC Incorporated, Mr. Baird brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

David J. Castagnola (Class I)

Mr. Castagnola, age 58, has served as the Company's President and Chief Executive Officer and as a member of the Company's Board of Directors since May 4, 2015. Prior to joining the Company, he spent over 35 years working in the aerospace and defense industries, including 32 years at Goodrich, which became part of UTC Aerospace Systems ("UTC Aerospace") after its acquisition by United Technologies Corporation in 2012. UTC Aerospace is one of the world's largest suppliers of technologically advanced aerospace and defense products. Mr. Castagnola served as President, Landing Systems at UTC Aerospace from 2014 to 2015, where he led the merger and integration of UTC Aerospace's Landing Gear and Wheels and Brakes business units. Prior to that, he served as President of the Landing Gear business unit from 2011 to 2013, where he oversaw the design, manufacture and support of landing gear systems for commercial and military customers around the world. He also served as Vice President General Manager, Programs and Manufacturing, Aerostructures Business from 2008 to 2010; Vice President Boeing Programs, Aerostructures from 2002 to 2008; Vice President, In Production Business from 2000 to 2002; and General Manager, 717-200 Nacelle Business from 1999 to 2000. Prior to that, Mr. Castagnola served in various positions in tool design, manufacturing engineering, total quality management and program management at Goodrich and Rohr Inc. (which Goodrich acquired in 1997) between 1983 and 1999. He began his career at San Diego Aircraft Engineering, where he served in various tool design and engineering capacities between 1978 and 1983.

2015

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since

The Board has concluded that Mr. Castagnola should serve as a director based on the insights that he can provide as our President and Chief Executive Officer. In addition, the Board believes that Mr. Castagnola's vast experience in the aerospace and defense industries will allow for him to bring strong leadership and valuable insights to the Board.

Jay L. Haberland (Class I)

Mr. Haberland, age 65, retired from United Technologies Corporation ("UTC"), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) ("Black & Decker") from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973 until 1986. Mr. Haberland also currently serves as a director of Ducommun and National Technical Systems,  Inc., and is chairman of the Audit Committee for both. Mr. Haberland is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee.

2011

The Board has concluded that Mr. Haberland should serve as a director based on his background in auditing and finance, his experience in the aerospace industry and his service as an executive officer at both UTC and Black & Decker, all of which the Board believes positions Mr. Haberland to bring strong leadership to the Board. In addition, the Board believes that Mr. Haberland's current experience as a director and chair of the Audit Committees at both Ducommun and National Technical Systems, Inc. allows for him to bring valuable insights to the Board about the operations, audit function and corporate governance of other companies.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Jennifer M. Pollino (Class I)

Ms. Pollino, age 61, has served as an Executive Coach and Consultant at JMPollino, LLC since 2012. Prior to that, Ms. Pollino served as Executive Vice President—Human Resources and Communications at Goodrich from 2005 to 2012. Ms. Pollino also served in various general management and financial roles for several Goodrich manufacturing and service operating divisions between 1992 and 2005. Ms. Pollino currently serves on the Board of Directors of Crane Co., where she is a member of the Audit Committee and the Management Organization and Compensation Committee, and Kaman, where she serves on the Personnel and Compensation Committee. She previously served on the Board of Directors of the Society for Human Resources Management, where she was a member of the Audit Committee.

2014

The Board has concluded that Ms. Pollino should serve as a director based on her prior experience as a senior executive at Goodrich and her current service as a director of Crane Co. and Kaman. In particular, the Board believes that Ms. Pollino's familiarity with accounting, finance, operations, general management, human resources and corporate governance will allow for her to bring strong leadership, valuable insights and a unique perspective to the Board.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS,
ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE

Risk Oversight

        The Board, with the assistance of management, is actively involved in oversight of risks that could affect the Company. Each year, the Board approves key risk-related issues that it will monitor and address during the course of the year, and has also delegated risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee oversees the Company's risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting process of the Company, meeting periodically with management to discuss the Company's major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company's risk assessment and risk management policies; (ii) the Compensation Committee oversees risk related to senior executive compensation; (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance; and (iv) the Finance Committee oversees risk related to the Company's financing activities and oversees the Company's enterprise risk management. In addition, management regularly reports to the full Board and, as appropriate, the committees of the Board regarding the enterprise risk that the Company must mitigate and/or manage.

Board Independence

        On December 10, 2015, after reviewing the independence requirements of the NYSE and considering the qualifications, experience and background of Messrs. Baird, Bancroft, Fulchino, Haberland, Kuechle, Palmer, Paulson and Schwartz and Ms. Pollino, our Board designated each of them as an "independent" director within the meaning of the NYSE requirements. On December 10, 2015, the Board also designated each of Messrs. Haberland, Kuechle and Paulson as an "independent" director within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of Messrs. Baird and Fulchino and Ms. Pollino as independent under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE, as required by the SEC.

Board Meetings

        Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal 2015, the Board held eleven meetings and acted by unanimous written consent five times. During fiscal 2015, each incumbent director attended all meetings of the Board and the committees of the Board on which he served while he was a member of the Board or such committees, except that Mr. Kuechle did not attend one Board meeting, Mr. Schwartz did not attend three Board meetings and Mr. Snyder did not attend one Board meeting.

Committees of the Board

        The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charter of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland. The following is a brief description of each of our committees.

  Audit Committee

        Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

        The Audit Committee is currently comprised of Messrs. Paulson (chair), Haberland and Kuechle. The Board has determined that Messrs. Paulson, Haberland and Kuechle are each independent directors. The Board has also determined that Messrs. Paulson, Haberland and Kuechle are each financially literate and are each an "audit committee financial expert," as such term is defined under the applicable regulations of the SEC.

        During fiscal 2015, the Audit Committee met seven times and acted once by unanimous written consent in performing its functions.

  Compensation Committee

        The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to our executive officers and directors, establishing our general compensation policies and reviewing, approving and overseeing the administration of our employee benefits plans. The Compensation Committee also periodically reviews management development and succession plans.

        The Compensation Committee has the resources and authority appropriate to carry out its duties, including sole authority to retain and terminate independent counsel, compensation consultants or other experts or consultants, as it deems necessary or appropriate, including the sole authority to approve the fees and other retention terms for such persons.

        We retained the services of Semler Brossy Consulting Group, LLC ("Semler Brossy") and Pearl Meyer & Partners ("Pearl Meyer") as independent compensation consultants to provide advice with respect to certain executive compensation matters for fiscal 2015. See "Compensation Discussion and Analysis—Executive Summary" and "—Compensation Overview."

        The Compensation Committee is currently comprised of Messrs. Baird (chair) and Fulchino and Ms. Pollino, and the Board has determined that Messrs. Baird and Fulchino and Ms. Pollino are each independent directors, including under the heightened independent standards applicable to Compensation Committee members pursuant to the rules of the NYSE and the SEC.

        The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are (i) "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). On December 10, 2014, the Compensation Committee created a subcommittee (the "162(m) Subcommittee") consisting of Mr. Fulchino and Ms. Pollino to administer and make all determinations with respect to awards granted or compensation to be provided under the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (the "2014 Plan") or any successor plan to Covered Employees (as defined in the 2014 Plan), solely with respect to compensation that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The Board has determined that Mr. Fulchino and Ms. Pollino are both (a) "non-employee directors" for the purposes of Rule 16b-3 under the

Exchange Act and (b) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code. The charter of the 162(m) Subcommittee is available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

        During fiscal 2015, the Compensation Committee met six times and acted by unanimous written consent six times in performing its functions. The 162(m) Subcommittee acted once by written consent in performing its functions.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors; (ii) recommending persons to be selected by the Board as members and chairperson for each committee of the Board; (iii) analyzing and proposing for approval by the Board the governance policies of the Company; and (iv) monitoring our performance in meeting our obligations with respect to professional ethics and integrity in internal and external matters and our principles of corporate governance.

        Pursuant to a cooperation agreement dated February 20, 2015 between the Company and Makaira Partners (the "Cooperation Agreement"), Mr. Bancroft was appointed to the Board, as a Class III director, with his initial term expiring at the Company's 2017 annual meeting of stockholders. Under the Cooperation Agreement, the Board may request that Mr. Bancroft resign from the Board (and Mr. Bancroft has agreed to resign within five business days after receipt of such request) if, among other things and subject to certain exceptions, Makaira Partners ceases to beneficially own at least 5% of the Company's outstanding common stock. Under the Cooperation Agreement, Makaira Partners and Mr. Bancroft agreed that they will not own in excess of 15% of the Company's outstanding common stock and will not engage in certain other activities. Pursuant to the Amended and Restated Stockholders Agreement (as defined below), (i) the affiliates of Carlyle that own Wesco shares (the "Carlyle Stockholders") have the right to nominate three of the members of the Board and (ii) certain other stockholders who are party to the Stockholders Agreement, including Randy Snyder (collectively, the "Wesco Stockholders"), have the right to nominate one of the members of the Board. See "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement." Subject to certain restrictions and conditions in the Cooperation Agreement and the Amended and Restate Stockholders Agreement, the Board or a committee of the Board has the right to nominate the remaining members of the Board. Under the terms of the Amended and Restated Stockholders Agreement, each stockholder who is a party to the Amended and Restated Stockholders Agreement is required to vote their shares to elect the directors nominated by the Carlyle Stockholders and the Wesco Stockholders.

        Pursuant to the Nominating and Corporate Governance Committee Charter, in recommending candidates for selection to our Board and our Board committees, including Board nominees recommend by stockholders, the Nominating and Corporate Governance Committee may take the following criteria, along with any other criteria it deems appropriate, into consideration:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including the ability to make independent analytical inquiries.

        While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is another factor that it considers in identifying nominees. As part of this process, the Nominating and Corporate Governance Committee evaluates how a particular candidate's perspectives, knowledge, experience and expertise in substantive matters relating to the Company's business may add value to the Board.

        The Nominating and Corporate Governance Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons employed by the Nominating and Corporate Governance Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm to be used to identify and evaluate director candidates, including the authority to approve such search firm's fees and other retention terms.

        The Nominating and Corporate Governance Committee is currently comprised of Messrs. Palmer (chair), Bancroft and Schwartz, and the Board has determined that Messrs. Palmer, Bancroft and Schwartz are each independent directors.

        During fiscal 2015, the Nominating and Corporate Governance Committee met two times and acted once by unanimous written consent in performing its functions.

  Finance Committee

        On July 1, 2015, the Board formed a Finance Committee. The Finance Committee assists the Board in carrying out its oversight responsibilities relating to certain financial and strategic planning matters affecting the Company.

        The Finance Committee's primary responsibilities include: (i) reviewing and making recommendations to the Board regarding (a) the Company's annual budget and financing plans; (b) the financial implications of the Company's strategic plans and long-term business objectives; (c) certain material financial transactions and commitments; and (d) the Company's dividend policies and share repurchase programs, if any; (ii) reviewing and approving (a) certain financial transactions and commitments; (b) the levels of approval authority with respect to financial transactions and commitments delegated to the Committee and to senior management by the Board; (c) the material terms of certain proposed acquisitions or divestitures; (d) the Company's policies regarding liquidity and short-term investments; (e) the selection of the Company's financial advisors engaged in connection with certain material transactions; and (f) the Company's enterprise risk management practices and insurance programs; (iii) reviewing (a) senior management's recommendations regarding enterprise risk management policies; (b) the Company's historical and projected compliance with the covenants and restrictions arising under the Company's material financial obligations and commitments; and (c) significant information technology strategies and projects; and (iv) reviewing and reporting to the Board regarding the Company's debt rating objectives and long-term financing requirements.

        The Finance Committee is currently comprised of Messrs. Kuechle (chair), Baird, Bancroft and Haberland.

        During fiscal 2015, the Finance Committee met one time and did not act by unanimous written consent in performing its functions.

        In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues.

Compensation Committee Interlocks and Insider Participation

        For fiscal 2015, the Compensation Committee was comprised of Messrs. Baird and Fulchino and Ms. Pollino, who joined the Compensation Committee upon her appointment to the Board on December 3, 2014. None of the members of the Board who sat on the Compensation Committee during fiscal 2015 was an officer or employee of the Company during or prior to fiscal 2015. During fiscal 2015, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. As a stockholder of the Company, Mr. Fulchino is a party to the Amended and Restated Stockholders Agreement, which is described in further detail under "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement."

Corporate Governance

  Code of Business Conduct and Ethics

        We have adopted a written code of ethics (the "Code of Business Conduct and Ethics") that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

  Corporate Governance Guidelines

        We have adopted corporate governance guidelines (the "Corporate Governance Guidelines") to advance the functioning of our Board and its committees and to set forth our Board's expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Corporate Governance Guidelines is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

  Whistleblower Policy

        We have adopted a whistleblower policy (the "Whistleblower Policy") to govern the receipt, retention and treatment of complaints regarding, among other things, the Company's accounting, internal accounting controls, auditing matters or violations of any state or federal laws or regulations, and to protect the confidential, anonymous reporting of such complaints. Our Code of Business Conduct and Ethics requires employees to report such concerns.

        Our Whistleblower Policy is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Whistleblower Policy is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Policies Relating to Our Board

  Communications with the Board

        All interested parties who wish to contact the Board may send written correspondence to Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland.

Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and service complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

  Board Leadership Structure

        As noted in our Corporate Governance Guidelines, the Chief Executive Officer may serve as Chairman of the Board, and, accordingly, we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Snyder currently serves as our Chairman and Dave Castagnola currently serves as our Chief Executive Officer.

  Executive Sessions and Presiding Director

        Our Corporate Governance Guidelines require the Board to hold regularly scheduled executive sessions for the non-management directors without any management directors or employees present, at least one of which annually includes only independent directors. Pursuant to the Corporate Governance Guidelines, the independent directors are required to appoint an independent, non-management member of the Board to preside over the non-management executive sessions, including executive sessions at which only independent directors are present. However, if the Board elects an independent, non-management director as the chairman of the Board, such chairman will serve as the presiding director. Adam Palmer currently serves as the presiding director.

  Director Attendance at Annual Meeting of Stockholders

        Although the Company does not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend. Five board members attended the 2015 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended September 30, 2015 (the "Audited Financial Statements").

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Robert D. Paulson (Chair)
Jay L. Haberland
Scott E. Kuechle

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Dayne A. Baird (Chair)
Paul E. Fulchino
Jennifer M. Pollino

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for our named executive officers, or NEOs, identified below, (ii) the material compensation decisions made for the fiscal year ended September 30, 2015 and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions.

Our Named Executive Officers

        For the fiscal year ended September 30, 2015 our NEOs are:

  •
  David Castagnola, President and Chief Executive Officer,

  •
  Richard Weller, Executive Vice President and Chief Financial Officer,

  •
  Alex Murray, Executive Vice President and Chief Operations Officer,

  •
  Robert Hanley, Executive Vice President and Chief Procurement Officer,

  •
  Todd Renehan, Executive Vice President and Chief Commercial Officer,

  •
  Randy Snyder, Chairman of the Board; former President and Chief Executive Officer,

  •
  Hal Weinstein, former Interim Chief Executive Officer,

  •
  Greg Hann, former Executive Vice President and Chief Financial Officer, and

  •
  K. Lynn Mackison, former Acting Chief Financial Officer; Vice President and Global Controller.

        The above reflects our NEOs' principal positions as of September 30, 2015. Effective December 8, 2014, Mr. Snyder retired from his position as our President and Chief Executive Officer, but continued in his role as Chairman of the Board (our "Board Chairman"). Also effective December 8, 2014, Mr. Weinstein was appointed as our Interim Chief Executive Officer. Mr. Weinstein remained in that role until Mr. Castagnola was appointed as our President and Chief Executive Officer in May 2015, at which time Mr. Weinstein resigned as our Interim Chief Executive Officer and retired shortly thereafter.

        In addition, effective March 31, 2015, Mr. Hann retired from his position as our Executive Vice President and Chief Financial Officer. At that time, Ms. Mackison was appointed as our Acting Chief Financial Officer. Ms. Mackison remained in that role until Mr. Weller was appointed as our Executive Vice President and Chief Financial Officer in May 2015, at which time Ms. Mackison resigned as our Acting Chief Financial Officer and returned to her position as our Vice President and Global Controller.

Executive Summary

  Executive Transition

        Founded in 1953 by the father of our current Board Chairman, the Company has grown to serve over 8,200 customers, which are primarily in the commercial, military and general aviation sectors, including the leading original equipment manufacturers and their subcontractors, through which we support nearly all major Western aircraft programs. We also service industrial customers, which include customers in the automotive, energy, pharmaceutical and electronics sectors. We have approximately 2,670 employees and operate across 88 locations in 20 countries.

        In early fiscal 2015, our Board Chairman, Mr. Snyder, determined to retire from full-time employment with us and resigned his position as our Chief Executive Officer. Mr. Hann, our former Chief Financial Officer, resigned his position as well, effective March 31, 2015. During fiscal 2015 we engaged in an extensive search process led by the non-employee members of our Board, including active participation by members of our Compensation Committee, to identify long-term replacements for these key executives. This process culminated in the hire of Mr. Castagnola and Mr. Weller, effective May 4, 2015. We believe these executives have the talent, experience and industry knowledge to lead Wesco in achieving continued success as one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry.

        Compensation packages for these new executives were negotiated on an arm's-length basis, with leadership by the members of our Compensation Committee and support from an independent compensation consultant, Pearl Meyer, and outside legal counsel. Key compensation features for these new executives include:

  •
  Target compensation levels. Total target pay levels that are in-line with market comparables and reasonably consistent with our historical pay levels for these positions.

  •
  Initial equity awards are 100% performance-based. Our newest senior executives each received an initial performance-based stock award effective on their date of hire and no other equity incentives for fiscal 2015. The initial stock award will vest at the end of a three-year performance period only if we attain a return on invested capital of at least 12% over the final year of the three-year period.

  •
  Perquisites and benefits. The executives receive standard employee benefits and a company-paid automobile, consistent with our long-standing practices, as well as standard relocation reimbursements.

  •
  No employment agreements. These new executives have entered into our standard executive severance agreement on the same basis as our other executive officers, with no extraordinary or special terms and conditions.

  •
  Severance benefits. Unless a change in control has occurred, severance benefits upon an involuntary or constructive termination are limited to one times the executive's base salary and a pro-rated annual bonus (along with limited benefit continuation). No automatic vesting of equity awards is provided.

  •
  Change in control benefits. We do not provide any "single trigger" change in control benefits to our executive officers. This practice was continued for our newest senior executives. Severance and equity award vesting is provided in a change in control only if such occurrence is accompanied by an involuntary or constructive termination of employment. Any accelerated vesting of performance-based equity awards remains subject to attainment of applicable performance goals.

  Key Compensation Practices

        We intend to provide our NEOs with compensation that is significantly performance based. Our executive compensation program is designed to align executive pay with our performance on both short- and long-term bases, and link executive pay to specific, measurable results intended to create value for stockholders. Below, we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we believe they would not serve our long-term value creation goals.

  What We Do

✓	Pay for performance. We tie annual and long-term pay to objective performance metrics, including key goals, such as cash flow, EBITDA and return on invested capital. More than 70% of our new Chief Executive Officer's pay is intended to be variable and tied to performance, with less than 30% guaranteed in the form of salary or limited employee benefits. All equity awards for our new Chief Executive Officer and Chief Financial Officer for fiscal 2015 are 100% performance-based.
✓
Adhere to rigorous goals and reward meaningful executive contributions. We use objective performance-based goals in our annual and long-term incentive plans that we believe are rigorous and designed to motivate executive performance. For fiscal 2015, we attained our Bonus Cash Flow goal at above target level, but did not achieve the threshold payout level for our Bonus EBITDA goal, resulting in a reduced payout under our annual incentive plan for all NEOs. For fiscal 2015, we also introduced an individual performance component into our annual bonus program in order to better link our incentive pay to the direct individual contributions that each of our executives has made to our organization.
✓
Link compensation to total stockholder return. We believe linking executive compensation to stockholder performance is important, so restricted shares and stock options are awarded periodically, and the value of those awards to the executives is ultimately based on share price performance as well as, for the equity awards granted to our new Chief Executive Officer and Chief Financial Officer in fiscal 2015, the attainment of objective performance goals. For the fiscal year ended September 30, 2016 ("fiscal 2016"), a portion of the executives' equity incentive awards will be issued under a new performance-based stock award program being implemented for all of our named executive officers.
✓
Encourage meaningful stock ownership by our NEOs. We have adopted a stock ownership policy under which our Chief Executive Officer and all other executive officers must hold shares of our common stock having a specified multiple of their annual base salary.
✓	Retain and hire top caliber executives. Our objective is to provide compensation and benefits that are in alignment with the market for the talent we seek.
✓
Maintain flexibility in compensation programs. Guaranteed or multi-year equity grants or bonuses are not provided to any of our named executive officers. This gives us flexibility to adjust our compensation program as necessary to ensure we offer the optimum mix of annual cash incentives and long-term equity incentives to attract and retain key talent.

  What We Don't Do

x	Grant multi-year or guaranteed bonuses or equity grants. We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors and business results.
x	Provide generous executive perquisites. We do not provide costly perquisites to our NEOs, such as a Company aircraft and similar items.
x	Offer income tax gross-ups. We do not provide income tax gross-ups for personal benefits and other broad-based benefits.
x	Provide excise tax gross-ups. We do not provide excise tax gross-ups for change-in-control benefits.

x	Offer pension or supplemental retirement plans. We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.
x	Reprice options. Our shareholder approved equity incentive plan does not permit us to reprice options without stockholder approval.
x	Permit hedging. Our corporate policies prohibit executive officers from hedging the economic risk of ownership of our common stock.

  Elements and Objectives of Executive Compensation

        The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Objective
Base Salary	To recognize performance of job responsibilities and as a necessary tool to attract and retain individuals with superior talent.
Annual performance-based compensation	To promote our near-term performance objectives and reward individual contributions to the achievement of those objectives.
Long-term equity incentive awards	To emphasize our long-term performance objectives, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of the Company.
Severance and change in control benefits	To encourage the continued attention and dedication of key individuals and to focus the attention of key individuals when considering strategic alternatives.
Retirement savings (401(k))	To provide an opportunity for tax-efficient savings and long-term financial security.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

  Decision Processes

        Our overall executive compensation program is intended to be flexible and the Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. For certain aspects of our compensation programs in fiscal 2015, the Compensation Committee delegated authority to our Section 162(m) Plan Subcommittee, which is a subcommittee of our Compensation Committee, consisting of the Compensation Committee members that we believe are considered "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. For additional information, see the discussion below under the heading "—Policies and Other Considerations—Code Section 162(m)."

        In alignment with the objectives set forth above, the Compensation Committee has historically determined overall compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our industry and similar industries. Since fiscal 2014, the

Compensation Committee has used the services of an independent compensation consultant, Semler Brossy, to provide assistance in developing executive compensation programs. In fiscal 2015, the Compensation Committee primarily relied on Semler Brossy for guidance on equity incentive award levels for executive officers and retained another independent compensation consultant, Pearl Meyer, to assist in structuring compensation packages for our new executive officers hired in fiscal 2015, as described below under the heading "—Compensation Overview—Role of Compensation Consultant." However, our Compensation Committee also continues to rely on its own judgment and general industry knowledge as an important barometer in making compensation decisions.

  Key Pay Decisions and Outcomes

        As the Compensation Committee made its fiscal 2015 compensation decisions, it considered that over 99% of our stockholders who voted on the advisory vote on NEO compensation at our last annual meeting of stockholders had voted in favor of approving the compensation. Despite this overwhelming level of support, we continued to engage with shareholders about our executive compensation programs and are making important refinements in our executive compensation practices. These recent refinements include:

  •
  A restructured annual incentive program.  Effective for fiscal 2015, our new annual incentive program maintains rigorous EBITDA and cash flow goals, consistent with prior years (accounting for 80% of the bonus opportunity), and also introduces individual performance considerations accounting for 20% of each executive's bonus opportunity. The Compensation Committee believes that the revised incentive plan structure will better align incentives with actual performance on an annual basis and better reward meaningful individual executive contributions.

  •
  Reduced severance pay opportunities for our Chief Executive Officer.  While our prior Chief Executive Officer had an individual employment agreement with greater severance opportunities than the rest of our executives, Mr. Castagnola has entered into the same executive severance agreement as our other executives.

  •
  100% performance-based equity grants for fiscal 2015 for our newly hired executives.  All of their initial stock award grants are subject to attaining a return on invested capital goal, as described above and as further described below under the heading "—Long-Term Equity Incentive Awards—Long-Term Equity Incentive Awards for Fiscal 2015."

  •
  A new performance share program for all executive officers.  Starting with fiscal 2016, 33% of each named executive officer's equity incentive award will be provided in the form of performance shares that are subject to attaining performance goals relating to (a) the Company's return on invested capital and (b) total stockholder return as compared to the total stockholder return of our peer group.

Compensation Overview

        Our overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity will be related to factors that directly and indirectly influence stockholder value.

        Total compensation for our NEOs has been allocated between cash and equity compensation taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with stockholders. The variable annual incentive award and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures.

This approach has resulted in a significant weighting of compensation toward variable and long-term incentive compensation awards, which represent a significant majority of the compensation opportunities for our named executive officers.

  Determination of Compensation Awards

        The Compensation Committee is provided with the primary authority to determine and approve the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry and the level of expertise and experience of our NEOs in their positions. In early fiscal 2015, the Compensation Committee established the Section 162(m) Plan Subcommittee. This subcommittee was formed to take all necessary actions associated with compensation for our named executive officers that is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code and consists of Mr. Fulchino and Ms. Pollino, the two members of our Compensation Committee that we believe qualify as "outside directors" for purposes of Section 162(m). The Compensation Committee or, where applicable, the Section 162(m) Plan Subcommittee, is responsible for (i) determining each NEO's base salary and target bonus level (expressing the bonus that may be awarded as a percentage of base salary or as a dollar amount for the year), (ii) assessing the performance of our Chief Executive Officer and other NEOs for each applicable performance period and (iii) determining the amount of awards to be paid to our Chief Executive Officer and other NEOs under our annual incentive bonus program for each year, after taking into account any previously established target bonus levels and performance during the year, and the amount of any stock option or other equity or equity-based awards to be granted to our NEOs. To aid in making determinations, our Chief Executive Officer provides recommendations annually regarding the compensation of all officers, excluding himself. The performance of our senior executive management team is reviewed and determined annually.

  Role of Compensation Consultant

        We retained Semler Brossy to provide advice with respect to certain executive compensation matters for fiscal 2015, primarily equity incentive award levels for executive officers. The Compensation Committee retained another independent compensation consultant, Pearl Meyer, to advise on compensation levels and structures for our new executive officers hired in fiscal 2015. Neither Semler Brossy nor Pearl Meyer provided any other services to our management. The Compensation Committee has assessed Semler Brossy's and Pearl Meyer's independence and concluded that no conflict of interest exists that would prevent Semler Brossy or Pearl Meyer from providing executive compensation advice to the Compensation Committee.

  Use of Peer Group Data

        The Compensation Committee reviews competitive pay practices in determining compensation for our executives, including our NEOs; however, the Compensation Committee does not target a specific percentile of market in determining individual pay levels. Rather, in alignment with the considerations described above, the Compensation Committee determines the total amount of compensation for our NEOs, and the allocation of total compensation among each of our three main components of compensation, in reliance upon the judgment and general knowledge of its members obtained through years of service with comparably sized companies to ensure we attract, develop and retain superior talent.

        The Compensation Committee reviewed peer group data provided by Semler Brossy for fiscal 2015 for purposes of comparing our executive compensation programs and amounts to those of other publicly traded companies with similar characteristics to our own or operating in similar industries. For fiscal 2015, this information was used primarily for purposes of determining equity incentive award levels for the year. While the Compensation Committee does not target a specific percentile of market in determining individual pay levels, it reviews and considers this peer group data as a guide in determining whether compensation levels in general are reasonably aligned with market levels and whether our compensation practices and policies remain competitive in the markets in which we compete for executive talent and shareholder investment. For fiscal 2015, the peer group consisted of the following companies:

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  Triumph Group, Inc.

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  Fastenal Company

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  B/E Aerospace, Inc.

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  Moog Inc.

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  Applied Industrial Technologies, Inc.

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  MSC Industrial Direct Co., Inc.

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  AAR Corp.

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  Teledyne Technologies Incorporated

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  Curtiss-Wright Corporation

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  Beacon Roofing Supply, Inc.

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  Esterline Technologies Corporation

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  TransDigm Group Incorporated

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  Kaman Corporation

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  Hexcel Corporation

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  DXP Enterprises, Inc.

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  HEICO Corporation

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  Ducommun Incorporated

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  Houston Wire & Cable Company

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  Lawson Products, Inc.

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  LMI Aerospace, Inc.

Base Compensation for Fiscal 2015

        We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, using the methodologies described above. The Compensation Committee reviews and evaluates base salaries for our NEOs annually, but formulaic base salary increases are not provided to the NEOs. None of our NEOs, except for Mr. Weinstein (as described below), received any base salary increases during fiscal 2015.

        Messrs. Castagnola and Weller commenced employment with us in fiscal 2015 and their initial base salaries of $700,000 and $450,000, respectively, were determined as a result of arm's-length negotiations, taking into account similar market considerations. Pursuant to the terms of their offer letter agreements, Messrs. Castagnola's and Weller's base salaries will remain the same for fiscal 2016 and, in future years, will be subject to increase upon review by the Compensation Committee and the Board.

        We entered into a letter agreement, dated December 8, 2014, with Mr. Weinstein in connection with his appointment as our Interim Chief Executive Officer. Under the agreement, Mr. Weinstein's annualized base salary was increased from $360,000 to $650,000 in recognition of his service as our Interim Chief Executive Officer until his retirement effective May 8, 2015.

        The current base salaries for our named executive officers who are continuing in their executive roles with us are set forth in the following table:

Name	Base Salary ($)
David Castagnola	700,000
Richard Weller	450,000
Alex Murray	350,000
Robert Hanley	350,000
Todd Renehan	350,000

Annual Performance-Based Compensation for Fiscal 2015

  Management Incentive Plan

        We structure our compensation programs to reward NEOs based on the Company's performance and the individual executive's contribution to that performance. On January 9, 2015, the Compensation Committee approved a new Management Incentive Plan (the "MIP") to replace our prior annual incentive program. Under the MIP, certain key employees, including NEOs, are eligible to receive annual cash incentive awards in the event certain specified corporate financial performance goals are achieved and based on individual performance considerations. In fiscal 2015, Messrs. Castagnola, Weller, Murray, Hanley and Renehan and Ms. Mackison participated in the MIP. Messrs. Snyder, Hann and Weinstein, who each retired from their employment with the Company during fiscal 2015, were not eligible to receive an award under the MIP. However, Mr. Hann received a pro-rated bonus for fiscal 2015 pursuant to a separation and consulting agreement he entered into with us, as described below. Mr. Weinstein also received a bonus during fiscal 2015 based on a special arrangement with us made in connection with his appointment as our Interim Chief Executive Officer, effective December 8, 2014, as described below.

        Under the terms of the MIP, the NEOs have target bonus amounts based upon a percentage of their base salaries as of the start of the applicable fiscal year. For fiscal 2015, Messrs. Murray's, Hanley's and Renehan's target bonus amounts were 50% of their $350,000 base salaries (or $175,000). Pursuant to Messrs. Castagnola's and Weller's and Ms. Mackison's offer letter agreements with us, to reflect their partial year of service in fiscal 2015, their target bonus amounts were $350,000, $168,750 and $65,625, respectively. Effective beginning in fiscal 2016, Messrs. Castagnola's and Weller's and Ms. Mackison's offer letter agreements provide for target bonus amounts of 100%, 75% and 35% of their base salaries, respectively. The NEO's base salary for purposes of awards under the MIP is the NEO's base salary on the later of (i) January 1 of the applicable fiscal year or (ii) the date that the NEO became a participant.

        Our NEOs have the ability to earn more or less than their target bonus amounts for over performance or under performance, as determined with reference to the applicable performance goals. None of our NEOs has a guaranteed minimum annual performance bonus.

        Awards paid under the MIP are based upon the level of achievement in relation to two Company-wide performance metrics, Bonus EBITDA and Bonus Cash Flow, as well as individual performance considerations. For this purpose, "Bonus EBITDA" is defined generally as our earnings before interest, taxes, depreciation expense and amortization expense, management and transaction fees and extraordinary and non-recurring items. "Bonus Cash Flow" is generally defined as our net cash from operating activities less capital expenditures. We use Bonus EBITDA and Bonus Cash Flow as the primary performance metrics to determine the amount of awards paid under our annual bonus plan because the Compensation Committee believes that these metrics most directly correlate to the creation of value for our stockholders in relation to our financial performance over the annual performance period. Individual performance is generally based on personal contributions, as described in more detail below.

        For each performance year, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, assigns a target, threshold and maximum value to each performance metric. The maximum award for each metric is 200% of the target amount, which is payable only upon achievement of maximum-level performance for the metric. Award amounts for performance between the threshold and target, and target and maximum levels increase linearly depending upon the level of achievement for each metric relative to its approved target value. The Compensation Committee or 162(m) Plan Subcommittee, as applicable, makes final determinations of the amounts payable under the MIP, in consultation with our Chief Executive Officer for NEOs other than our Chief Executive Officer, after receipt of the applicable financial information. In addition, the Compensation Committee, in its sole discretion, may adjust targets or awards to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions.

        The following chart sets forth the weightings, the threshold, target and maximum values, and the performance achieved for each performance metric for the fiscal year ended September 30, 2015:

Performance Metric	Weighting (%)	2015 Actual ($ MM)	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)
Bonus EBITDA	40	192.2	228.8	254.2	279.6
Bonus Cash Flow	40	132.1	110.0	125.0	175.0
Individual Performance(1)	20	—	—	—	—

(1)
Individual performance payouts vary by participant, as described below.

        The individual performance component is a subjective measure of each NEO's contributions to the overall success of the Company. The MIP permits the Compensation Committee or 162(m) Plan Subcommittee, as applicable, to establish individual annual objectives for each NEO, in consultation with the NEO and the Chief Executive Officer (for NEOs other than the Chief Executive Officer), at the beginning of each fiscal year or, if later, commencement of employment. After the end of the fiscal year, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, subjectively assesses each NEO's performance against the NEO's individual objectives for the fiscal year (which may be in consultation with our Chief Executive Officer for NEOs other than the Chief Executive Officer) and assigns each NEO a payout percentage between 0 and 200% for the individual performance component of the NEO's MIP award.

        For fiscal 2015, the Compensation Committee, in consultation with Mr. Snyder (who was then serving as our Chief Executive Officer), established individual performance objectives for the NEOs to support our strategic objectives as well as to support the leadership and goals of their respective business unit or functional area. For fiscal 2015, these objectives generally related to systems, policy and procedures integration and organization restructuring and alignment.

        For fiscal 2015, the actual performance for Bonus EBITDA was approximately $192.2 million and actual performance for Bonus Cash Flow was approximately $132.1 million. For the individual performance component, the Compensation Committee considered our significant leadership changes during fiscal 2015, including the hiring of Mr. Castagnola as our Chief Executive Officer mid-fiscal year. Mr. Castagnola presented a new vision and direction for the Company, which focused our NEOs' efforts on organization restructuring and alignment, systems, policy and procedures integration relating to our acquisition of Haas Group International in fiscal 2014 and implementing our organizational

"Moving Forward Together" plan. Based on the NEOs' contributions to these objectives, the Compensation Committee (in consultation with Mr. Castagnola) determined that each NEO had met performance expectations for the fiscal year. Accordingly, the Compensation Committee assigned a payout percentage of 100% to each NEO for the individual performance component of his or her MIP award.

        Based on the above levels of achievement and each MIP component's respective weighting, the MIP awards earned by Messrs. Castagnola, Weller, Murray, Hanley and Renehan and Ms. Mackison for fiscal 2015 equaled 66% of their respective target bonus amounts. The bonus award amounts that our NEOs earned for fiscal 2015 are reflected in the "Non-Equity Incentive Plan Compensation" column of our Summary Compensation Table for Fiscal 2015.

  Partial Annual Bonuses for Departing Executives

        We entered into a letter agreement, dated December 8, 2014, with Mr. Weinstein in connection with his appointment as our Interim Chief Executive Officer. Under the agreement, in recognition of his service as our Interim Chief Executive Officer from December 8, 2014 through his retirement on May 8, 2015, Mr. Weinstein was eligible to receive a cash incentive award with a target amount equal to $325,000. In April 2015, the Compensation Committee determined that Mr. Weinstein had generally met expectations for his service as our Interim Chief Executive Officer and therefore had earned his bonus award at the target level amount of $325,000.

        In addition, pursuant to his separation and consulting agreement, Mr. Hann was eligible to earn a pro-rated bonus for fiscal 2015 with a target award amount of $108,000. Mr. Hann's bonus opportunity was structured similarly to our fiscal 2015 annual bonus program for other executives, except that Bonus EBITDA and Bonus Cash Flow targets and performance determinations were pro-rated for the first half of the year. In April 2015, the Compensation Committee determined that no portion of the bonus had been earned in relation to the financial performance components, accounting for 80% of the award opportunity. The remaining 20%, which was intended to be based on individual performance components, was awarded to Mr. Hann at the target level on account of his diligent service to the Company throughout our executive transition process. This resulted in a total cash bonus award to Mr. Hann of $21,600.

Long-Term Equity Incentive Awards

  Long-Term Equity Incentive Awards for Fiscal 2015

        We believe that providing a portion of our NEOs' total compensation in the form of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and stockholder interests. On October 1, 2014, we granted long-term equity incentive awards to each of our NEOs (other than Messrs. Castagnola, Weller and Weinstein and Ms. Mackison) in the form of stock options and restricted stock. In determining the size of the equity incentive grants for each of our NEOs, the Compensation Committee considered our peer group data and Semler Brossy's recommendations with respect to amounts to allocate toward long-term equity incentive awards. All awards vest in three equal annual installments, subject to the recipient's continued employment with us on the applicable vesting date, and represent an important element of our efforts to retain key employees and reward them for strong Company performance.

        On May 15, 2015, we granted restricted stock awards to Messrs. Castagnola and Weller in connection with their commencement of employment with us. The awards vest on the third anniversary of the grant date, subject to their continued employment with us on the vesting date and our achievement of a return on invested capital of at least 12% for the 12-month period from April 1, 2017 to March 31, 2018.

        As discussed above under the heading "—Compensation Overview," a significant portion of our NEOs' total compensation is weighted toward variable compensation awards. The number of stock options and restricted shares granted to each of our NEOs in fiscal 2015 and the relative targeted values of those awards are set forth in the following table. All stock options were granted with an exercise price equal to the fair market value on the date of grant and have an option term of ten years.

Name	Number of Shares Subject to Stock Options (#)	Target Option Award Value ($)		Number of Restricted Shares (#)	Target Restricted Stock Award Value ($)
David Castagnola	—	—		94,280	1,500,000	(1)
Randy Snyder(2)	131,300	974,860	(3)	29,100	487,716	(3)
Richard Weller	—	—		31,426	500,000	(1)
Greg Hann	48,500	360,097	(3)	10,700	179,332	(3)
Alex Murray	39,300	291,790	(3)	8,700	145,812	(3)
Robert Hanley(4)	93,200	691,980	(3)	20,600	345,256	(3)
Todd Renehan	39,300	291,790	(3)	8,700	145,812	(3)

(1)
The targeted value for Messrs. Castagnola's and Weller's restricted stock awards was determined based on a stock price of $15.91 per share (our closing stock price on the day before the grant date). Therefore, the target restricted stock values used for purposes of this table will not match the amounts shown in the "Stock Awards" column of our Summary Compensation Table for Fiscal 2015, which amounts are based on the accounting grant date fair value of the awards at the actual time of grant.

(2)
Upon Mr. Snyder's commencement of service as our Board Chairman following his retirement as our President and Chief Executive Officer on December 8, 2014, he also received an award of 11,933 shares of restricted stock in his capacity as a non-employee director, which is not reflected in the table. The shares vested in quarterly installments over the remainder of fiscal 2015.

(3)
The targeted value for these awards was determined based on our closing stock price on the grant date of $16.76 per share, and with an estimated value being used for the option awards based on 44.3% of that stock price. The estimated option values used for purposes of this table may not precisely match the amounts shown in the "Option Awards" column of our Summary Compensation Table for Fiscal 2015, which amounts are based on the accounting grant date fair value of the awards.

(4)
Award amount for Mr. Hanley includes approximately $600,000 in target award value that was agreed to be granted in connection with his commencement of employment with us in fiscal 2014, including in recognition of award value that Mr. Hanley forfeited upon leaving his prior employer.

        Pursuant to the letter agreement we entered into with Mr. Weinstein in connection with his appointment as our Interim Chief Executive Officer, on December 8, 2014, we granted him 108,691 stock options and 23,912 shares of restricted stock. The awards vested on September 30, 2015, subject to his provision of transitional consulting services to us following his retirement until that date.

        Ms. Mackison was granted pro-rated equity incentive awards to reflect her partial fiscal year of service following her commencement of employment with us in January 2015. She received awards of 14,869 stock options and 4,802 shares of restricted stock, which awards vest in three equal annual installments with the first installment vesting on September 30, 2015, subject to her continued employment with us on the applicable vesting date. In addition, on May 15, 2015, we granted Ms. Mackison 6,289 shares of restricted stock in recognition of her service as our Acting Chief Financial Officer from March 31 to May 4, 2015. The award will vest on the third anniversary of the grant date, subject to Ms. Mackison's continued employment with us on the vesting date and our achievement of a return on invested capital of at least 12% for the 12-month period from April 1, 2017 to March 31, 2018.

  Performance Share Award Program to be Implemented for Fiscal 2016

        In an ongoing effort to be responsive to our stockholders and to continue to achieve strong support for our executive compensation programs, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, considered and evaluated modifications to executive and employee compensation policies in fiscal 2015. The Compensation Committee or 162(m) Plan Subcommittee, as applicable, sought an appropriate balance in our executive compensation policies to best serve the long-term interests of our stockholders, while attracting and retaining the talent necessary to achieve those interests. As a result of this ongoing evaluation, and based on peer group data and recommendations provided by Semler Brossy, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, decided that, beginning in fiscal 2016, performance share units, or PSUs, will be awarded to our senior executives, including our NEOs.

        Each PSU represents the right to receive one share (or an amount in cash equal to the fair market value of one share) of our common stock upon vesting. The PSUs will be earned and vest based on the Company's achievement of specific performance goals over a performance period. For fiscal 2016 grants, the Compensation Committee or 162(m) Plan Subcommittee, as applicable, intends to approve performance goals based on (a) the Company's return on invested capital and (b) total stockholder return as compared to the total stockholder return of our peer group, with performance being measured over a three year period. The PSUs may be earned at a level of up to 200% based on the Company's level of achievement. The Compensation Committee or 162(m) Plan Subcommittee, as applicable, believes that awards of PSUs will incentivize and closely connect our NEOs to our long-term performance objectives.

Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. After two full years of employment with us, plan participants vest in matching contributions made by us. Employees are eligible to participate in the 401(k) Plan the first day of the first calendar month following their date of hire. The 401(k) Plan is a safe harbor plan and is offered on a nondiscriminatory basis to all of our employees, including NEOs, who meet the eligibility requirements. The Compensation Committee believes that matching and other contributions provided by us assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention. We do not maintain a supplemental executive retirement plan with respect to the 401(k) Plan.

Employment and Severance Arrangements

  Executive Severance Agreements

        The Compensation Committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their "at-will" employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the Compensation Committee determined that severance arrangements are appropriate to encourage the continued attention and dedication of these members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. In May 2015, we entered into a severance agreement with each of Messrs. Castagnola and Weller, the terms of which are consistent with severance agreements previously entered into with our other named executive officers.

        The severance agreements provide that, upon our termination of the NEO's employment without cause or by the NEO for good reason (each a "Qualifying Termination"), the NEO will be entitled to, subject to the NEO signing and not revoking a general release of claims, (i) severance payments equal to one times annual base salary; (ii) a pro-rated bonus for the year of termination (based on actual Company performance for the fiscal year); (iii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 12 months after the termination date.

        If a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that the NEO will be entitled to, in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount; (ii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 24 months after the termination date. In addition, if a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreements provide that all unvested equity or equity-based awards will fully vest, provided that any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

        The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the NEO is entitled under the Company's benefit plans and arrangements.

        The severance agreements contain non-disparagement and assignment of inventions provisions for our benefit and prohibit executives from soliciting our employees for a period of two years following the termination of the NEO's employment.

        The severance agreements have an initial term of three years, subject to automatic extension for successive one-year periods thereafter unless the Company delivers notice of non-renewal to the NEO at least 90 days before the end of the then-current term. If a change in control occurs, the term is automatically extended until the two-year anniversary of the change-in-control date. In addition, if a Qualifying Termination occurs, the term is automatically extended as necessary to allow each party's rights and obligations under the severance agreement to be fully satisfied.

        "Cause" is defined in each NEO's severance agreement to mean the NEO's (i) material failure to comply with a lawful and reasonable directive of the Board or the NEO's direct supervisor, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on our (or our affiliate's) premises or while performing his duties or responsibilities to us or (v) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. "Good reason" is defined in each NEO's severance agreement to mean (a) a material reduction in duties or responsibilities (other than following a change in control where the NEO remains in a substantially equivalent position), (b) a material reduction in base salary or annual target bonus opportunity, (c) a material change in geographic location at which the NEO must perform his duties (excluding a relocation of the NEO's principal place of employment within a 50-mile radius) or (d) the failure of the Company following an acquisition of all or substantially all of our assets or our business (whether by purchase, merger or otherwise) to obtain an agreement from any successor to assume and agree to perform the severance agreement.

  Employment Agreement with Mr. Renehan

        As part of our acquisition of Haas Group International in fiscal 2014, we entered into an employment agreement, dated January 30, 2014, with Mr. Renehan. The employment agreement has an initial term beginning on the closing date of our acquisition of Haas Group International (i.e., February 28, 2014) and ending on the two-year anniversary thereof, subject to automatic extension for successive one-year periods thereafter unless the Company delivers notice of non-renewal to Mr. Renehan at least 90 days before the end of the then-current term. The employment agreement provides that, upon a Qualifying Termination or termination of Mr. Renehan's employment due to our non-renewal of the term, Mr. Renehan will be entitled to, subject to him signing and not revoking a general release of claims, (i) severance payments equal to his annual base salary and (ii) continued group medical and dental coverage, at cost-sharing levels not substantially greater than those in effect on his termination date, through the end of the then-current term.

        The employment agreement contains non-disparagement and assignment of inventions provisions for our benefit and prohibits Mr. Renehan from competing with our business or soliciting our employees, customers, distributors, vendors, suppliers or agents to terminate their employment or arrangements, as applicable, with us for a period of two years following his termination date or, if Mr. Renehan is entitled to severance, two years following the end of the severance period.

        "Cause" is defined in Mr. Renehan's employment agreement to mean his (i) commission of an act involving breach of fiduciary duty or fraud, embezzlement or theft against our (or our affiliate's) property or personnel that has a material adverse effect on the result of our (or our affiliate's) operations or financial condition, (ii) conviction of, or plea of guilty or no contest to, a felony, (iii) repeated failure or refusal to perform duties reasonably assigned from time to time by the Board or his supervisor, (iv) material breach of any agreement with the Company, including the employment agreement, (v) violation of any of the restrictive covenants contained in the employment agreement or (vi) abuse of alcohol, drugs or any controlled substance that, in the Board's or his supervisor's determination, interferes with his ability to perform his duties and services, is monetarily injurious to the Company (or its affiliates) or otherwise has a material adverse effect on the results of our (or our affiliate's) operations or financial condition. "Good reason" is defined in Mr. Renehan's employment agreement to mean (a) a significant adverse change in his title and a corresponding material decrease in his duties and responsibilities, (b) a material reduction in base salary, annual target bonus opportunity or benefits, (c) notification by the Company that his principal place of employment is being relocated by more than 75 miles or (d) the Company's material breach of the employment agreement.

  Retirement of Messrs. Snyder and Weinstein

        Mr. Snyder retired from his position as our Chief Executive Officer effective December 8, 2014 and did not receive any severance or separation benefits in connection with his retirement. Mr. Snyder continues to serve as our Board Chairman and, pursuant to the terms of equity awards previously granted to him, will continue to vest in all outstanding awards for so long as he remains in service with us. Mr. Snyder was not eligible to receive any annual cash incentive award for fiscal 2015. Mr. Weinstein also retired from his long-time employment with us after supporting our executive transition in the role of Interim Chief Executive Officer until the commencement of employment of Mr. Castagnola in May 2015. Mr. Weinstein also did not receive any severance or separation benefits, except that Mr. Weinstein's outstanding equity awards, which were scheduled to vest on September 30, 2015, remained eligible to vest and vested at such time. The value of awards vesting at September 30, 2015 was $383,812 based on our closing stock price on that date.

  Separation and Consulting Agreement with Mr. Hann

        We entered into a separation and consulting agreement, dated November 20, 2014, with Mr. Hann pursuant to which he will provide certain transitional consulting services to us for a period of 12 months following his retirement as our Executive Vice President and Chief Financial Officer on March 31, 2015. The agreement provides that Mr. Hann will be entitled to, subject to him signing on his retirement date and not revoking a general release of claims, (i) a base consulting fee in the amount of $30,000 per month during the 12-month consulting period; (ii) a partial annual bonus for the first half of fiscal 2015 with a target amount equal to $108,000, subject to the attainment of performance goals established by us (of which $21,600 was earned); (iii) continued use of his Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after his retirement date; (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage during the 12-month consulting period; and (v) continued vesting in any previously granted equity-based awards during the 12-month consulting period.

        If we terminate Mr. Hann without cause or he dies before March 31, 2016, Mr. Hann (or his estate, as applicable) will be entitled to continued payment of the monthly base consulting fee and COBRA premiums under clauses (i) and (iv) above, respectively, until March 31, 2016. For purposes of Mr. Hann's separation and consulting agreement, "cause" has substantially the same meaning as in the NEOs' severance agreements, except that it additionally constitutes "cause" if Mr. Hann competes with our business.

        The agreement contains non-disparagement and assignment of inventions provisions for our benefit and prohibits Mr. Hann from soliciting our employees for a period of two years following his retirement date.

Other Elements of Compensation and Perquisites

        Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance. In addition, we provide our NEOs with the personal use of Company automobiles and in certain instances dues related to country club memberships, which our NEOs use for both personal and professional purposes. During fiscal 2015, we provided reimbursements to Messrs. Castagnola and Weller and Ms. Mackison for certain relocation expenses incurred in connection with their commencement of employment. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives.

Policies and Other Considerations

  Stock Ownership Policy

        We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. Historically, our NEOs have held significant ownership positions in our Company and we have adopted formal stock ownership requirements to ensure continued meaningful equity ownership by our executives. Under the policy, our Chief Executive Officer and all other executive officers must hold 50% of the net settled shares received from the vesting, delivery or exercise of equity awards granted under the Company's equity award plans until such time as they meet their applicable stock ownership threshold. The stock ownership threshold for our Chief Executive Officer is five times his annual base salary. The stock ownership threshold for all others covered by the policy is three times their annual base salary. The stock ownership policy also applies to our directors who receive compensation for their service as a director. The stock ownership threshold for such directors is three times their annual retainer, and such directors must also hold 50% of net settled shares until they reach their stock ownership threshold.

  Clawback Policy

        We are currently considering the implementation of a compensation clawback policy applicable to executive officers pending completion of the SEC's related rulemaking initiatives.

  Code Section 162(m)

        Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1,000,000 paid to certain individuals named in the summary compensation tables of public company proxy statements. Compensation awards that are treated as qualified performance-based compensation for purposes of Section 162(m) are not subject to such $1,000,000 deductibility limitation. We consider tax deductibility when structuring compensation programs and presently expect to pursue compensation programs that are intended to be tax deductible. For this purpose, in order to satisfy the requirement that qualified performance-based compensation be determined by a committee of "outside directors" within the meaning of Section 162(m), we have established the Section 162(m) Plan Subcommittee to take all appropriate actions with respect to compensation that is intended to satisfy these requirements. The subcommittee was established because it was not clear whether Mr. Baird would fully satisfy the "outside director" requirements, which differ from the independence requirements of the SEC and NYSE, due to his affiliation with Carlyle.

        Although we have established the Section 162(m) Plan Subcommittee, it is important to understand that we maintain flexibility in designing our executive compensation programs and may not always structure compensation to be 100% deductible (although we sought to do so in fiscal 2015 and presently intend to do so for fiscal 2016). In addition, we are not able to ensure in all circumstances that all requirements will be satisfied or that all of our compensation awards are or will be fully deductible. If circumstances warrant, the Compensation Committee retains the discretion to grant incentive awards to NEOs that are not intended to be fully deductible as a result of Section 162(m), as the Compensation Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions.

Summary Compensation Table for Fiscal 2015

        The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended September 30, 2015, 2014, and 2013.

Name and Principal Position(1)	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)(2)	Stock Awards ($)(2)		Bonus ($)		All Other Compensation ($)		Total ($)
David Castagnola	2015	255,769	231,000	—	1,491,510		—		36,188	(5)	2,014,467
President and Chief Executive Officer
Randy Snyder	2015	150,009	—	896,779	650,601	(3)	—		10,290	(6)	1,707,679
Chairman of the Board; former	2014	650,040	—	1,162,512	517,576		—		49,900		2,380,028
President and Chief Executive	2013	650,040	734,546	1,354,320	455,288		—		76,127		3,270,321
Officer
Hal Weinstein	2015	339,615	325,000	474,571	326,399		—		78,082	(7)	1,543,667
former Interim Chief Executive	2014	356,582	—	418,392	185,743		2,319		40,235		1,003,271
Officer	2013	347,772	235,789	426,816	182,115		—		52,574		1,245,066
Richard Weller	2015	164,423	111,210	—	497,159		—		19,848	(8)	792,640
Executive Vice President and Chief Financial Officer
Greg Hann	2015	192,794	21,600	331,255	179,332		—		274,335	(9)	999,316
former Executive Vice President	2014	347,279	—	405,288	181,569		—		36,148		970,284
and Chief Financial Officer	2013	336,375	228,062	426,816	182,115		—		43,096		1,216,464
K. Lynn Mackison	2015	173,077	42,510	70,309	169,793		75,000	(4)	54,677	(10)	585,366
former Acting Chief Financial Officer; Vice President and Global Controller
Alex Murray	2015	350,000	115,500	268,419	145,812		750	(11)	20,266	(12)	900,747
Executive Vice President and	2014	275,577	—	257,400	114,785		—		17,392		665,154
Chief Operations Officer	2013	230,000	129,950	279,072	91,058		—		15,539		745,619
Robert Hanley	2015	350,000	115,500	636,556	345,256		—		26,769	(13)	1,474,081
Executive Vice President and Chief Procurement Officer
Todd Renehan	2015	350,000	115,500	268,419	145,812		—		27,885	(14)	907,616
Executive Vice President and Chief Commercial Officer

(1)
This table reflects our NEOs' principal positions as of September 30, 2015. Effective December 8, 2014, Mr. Snyder retired from his position as our President and Chief Executive Officer, but continued in his role as our Board Chairman. Also effective December 8, 2014, Mr. Weinstein was appointed as our Interim Chief Executive Officer. Mr. Weinstein remained in that role until Mr. Castagnola was appointed as our President and Chief Executive Officer in May 2015, at which time Mr. Weinstein resigned as our Interim Chief Executive Officer and retired shortly thereafter.

In addition, effective March 31, 2015, Mr. Hann retired from his position as our Executive Vice President and Chief Financial Officer. At that time, Ms. Mackison was appointed as our Acting Chief Financial Officer. Ms. Mackison remained in that role until Mr. Weller was appointed as our Executive Vice President and Chief Financial Officer in May 2015, at which time Ms. Mackison resigned as our Acting Chief Financial Officer and returned to her position as our Vice President and Global Controller.

(2)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the performance-based stock awards granted to Messrs. Castagnola and Weller and Ms. Mackison in May 2015, the amount shown is based on the probable outcome with respect to performance. The maximum potential value of the performance-based stock awards is the same as the amount shown in the table above.

(3)
Amount shown includes the grant date fair value of (a) 29,100 shares of restricted stock granted to Mr. Snyder on October 1, 2014 in his capacity as our President and Chief Executive Officer before his retirement on December 8, 2014 and (b) 11,933 shares of restricted stock granted to Mr. Snyder for service as our Board Chairman following his retirement under our regular compensation program for non-employee directors, each as calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(4)
Ms. Mackison received a signing bonus in connection with her commencement of employment, subject to repayment of the full amount if she voluntarily terminates her employment within one year of her hire date, or one-half of the amount if she voluntarily terminates her employment within two years of her hire date.

(5)
Includes $4,083 for use of Company automobile, $5,654 for 401(k) matching contribution and $26,451 for the reimbursement of relocation expenses incurred in connection with Mr. Castagnola's commencement of employment. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(6)
Includes $7,500 for use of a Company automobile and $2,790 for country club membership dues and fees received by Mr. Snyder in his capacity as our President and Chief Executive Officer before his retirement as our employee.

(7)
Includes $10,350 for country club membership dues and fees, $10,887 for use of Company automobile and $10,943 for 401(k) matching contribution. Mr. Weinstein also received $45,902 upon his retirement for accrued but unused vacation time. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(8)
Includes $4,596 for use of Company automobile, $2,077 for 401(k) matching contribution and $13,175 for the reimbursement of relocation expenses incurred in connection with Mr. Weller's commencement of employment. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(9)
Includes $10,350 for country club membership dues and fees, $14,661 for use of Company automobile and $8,932 for 401(k) matching contribution received by Mr. Hann. The amount shown also includes $182,400 in consulting fees and $9,953 in COBRA premium payments paid to Mr. Hann through the end of fiscal 2015 pursuant to his separation and consulting agreement, which is described above under the heading "—Employment and Severance Arrangements—Separation and Consulting Agreement with Mr. Hann." Mr. Hann also received $48,039 upon his retirement for accrued but unused vacation time. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(10)
Includes $2,500 for 401(k) matching contribution and $52,177 for the reimbursement of relocation expenses incurred in connection with Ms. Mackison's commencement of employment.

(11)
Amount shown represents a cash "service award" granted to Mr. Murray in recognition of the 15th anniversary of his commencement of employment with the Company.

(12)
Includes $12,945 for use of Company automobile and $7,321 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(13)
Includes $14,400 for use of Company automobile and $12,369 for 401(k) matching contribution.

(14)
Includes $12,485 for use of Company automobile and $15,400 for 401(k) matching contribution. The cost for personal use of a Company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

Grants of Plan-Based Awards for Fiscal 2015

				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
	Grant Date
Name		Target ($)	Maximum ($)	Target (#)
David Castagnola	—	350,000	700,000	—	—	—	—	—
	5/15/15	—	—	94,280	—	—	—	1,491,510
Randy Snyder	—	—	—	—	—	—	—	—
	10/1/14	—	—	—	29,100	—	—	487,716
	12/8/14	—	—	—	11,933	—	—	162,885
	10/1/14	—	—	—	—	131,300	16.76	896,779
Hal Weinstein	—	325,000	—	—	—	—	—	—
	12/8/14	—	—	—	23,912	—	—	326,399
	12/8/14	—	—	—	—	108,691	13.65	474,571
Richard Weller	—	168,750	337,500	—	—	—	—	—
	5/15/15	—	—	31,426	—	—	—	497,159
Greg Hann	—	108,000	216,000	—	—	—	—	—
	10/1/14	—	—	—	10,700	—	—	179,332
	10/1/14	—	—	—	—	48,500	16.76	331,255
K. Lynn Mackison	—	65,625	131,250	—	—	—	—	—
	5/15/15	—	—	6,289	—	—	—	99,492
	7/28/15	—	—	—	4,802	—	—	70,301
	7/28/15	—	—	—	—	14,869	14.64	70,309
Alex Murray	—	175,000	350,000	—	—	—	—	—
	10/1/14	—	—	—	8,700	—	—	145,812
	10/1/14	—	—	—	—	39,300	16.76	268,419
Robert Hanley	—	175,000	350,000	—	—	—	—	—
	10/1/14	—	—	—	20,600	—	—	345,256
	10/1/14	—	—	—	—	93,200	16.76	636,556
Todd Renehan	—	175,000	350,000	—	—	—	—	—
	10/1/14	—	—	—	8,700	—	—	145,812
	10/1/14	—	—	—	—	39,300	16.76	268,419

(1)
Amounts shown reflect the possible performance bonus payment amounts to our NEOs for fiscal 2015. The amounts actually paid to each NEO for fiscal 2015 are set forth under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table for Fiscal 2015 above.

(2)
Amounts shown represent restricted stock awards granted to Messrs. Castagnola and Weller in connection with their commencement of employment with us, and to Ms. Mackison in recognition of her service as our Acting Chief Financial Officer from March 31 to May 4, 2015. The awards vest on the third anniversary of the grant date, subject to the recipient's continued employment with us on the vesting date and our achievement of a return on invested capital of at least 12% for the 12-month period from April 1, 2017 to March 31, 2018.

(3)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the performance-based stock awards granted to Messrs. Castagnola and Weller and Ms. Mackison in May 2015, the amount shown is based on the probable outcome with respect to performance.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information regarding the stock options and restricted stock held by our NEOs as of September 30, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David Castagnola	—	—		—	—	—		—	94,280	(2)	1,150,216
Randy Snyder	43,766	87,534	(3)	16.76	10/1/2024	—		—	—		—
	82,800	41,400	(4)	20.87	10/1/2023	—		—	—		—
	222,750	—		13.49	10/24/2022	—		—	—		—
	74,250	—		15.00	7/27/2021	—		—	—		—
	367,211	—		4.13	5/17/2017	—		—	—		—
	—	—		—	—	19,400	(5)	236,680	—		—
	—	—		—	—	8,267	(6)	100,857	—		—
Hal Weinstein	108,691	—		13.94	5/8/2016	—		—	—		—
	29,800	—		20.87	5/8/2016	—		—	—		—
	46,800	—		13.49	5/8/2016	—		—	—		—
	7,800	—		15.00	5/8/2016	—		—	—		—
Richard Weller	—	—		—	—	—		—	31,426	(2)	383,397
Greg Hann	16,167	—		16.76	3/31/2016	—		—	—		—
	28,867	—		20.87	3/31/2016	—		—	—		—
	70,200	—		13.49	3/31/2016	—		—	—		—
	23,400	—		15.00	3/31/2016	—		—	—		—
	385,905	—		6.30	3/31/2016	—		—	—		—
K. Lynn Mackison	4,956	9,913	(3)	14.64	7/28/2025	—		—	—		—
	—	—		—	—	3,201	(7)	39,052	—		—
	—	—		—	—	—		—	6,289	(2)	76,726
Alex Murray	13,100	26,200	(3)	16.76	10/1/2024	—		—	—		—
	18,333	9,167	(4)	20.87	10/1/2023	—		—	—		—
	45,900	—		13.49	10/24/2022	—		—	—		—
	15,300	—		15.00	7/27/2021	—		—	—		—
	37,072	—		4.13	5/17/2017	—		—	—		—
	—	—		—	—	5,800	(8)	70,760	—		—
	—	—		—	—	1,834	(6)	22,363	—		—
Robert Hanley	31,066	62,134	(3)	16.76	10/1/2024	—		—	—		—
	—	—		—	—	13,733	(9)	167,543	—		—
Todd Renehan	13,100	26,200	(3)	16.76	10/1/2024	—		—	—		—
	—	—		—	—	5,800	(8)	70,760	—		—

(1)
Market value has been calculated by multiplying the number of shares of stock by $12.20, the closing market price of our common stock on September 30, 2015, the last trading day of fiscal 2015.

(2)
The shares will vest on May 15, 2018, subject to the NEO's continued service with us and our achievement of a return on invested capital of at least 12% for the 12-month period from April 1, 2017 to March 31, 2018.

(3)
These options will become exercisable in two equal installments on September 30, 2016 and 2017, subject to the NEO's continued service with us on each applicable vesting date.

(4)
These options will become exercisable on September 30, 2016, subject to the NEO's continued service with us.

(5)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 9,700 shares will vest on September 30, 2016 and 9,700 shares will vest on September 30, 2017.

(6)
The shares will vest on September 30, 2016, subject to the NEO's continued service with us.

(7)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 1,601 shares will vest on September 30, 2016 and 1,600 shares will vest on September 30, 2017.

(8)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 2,900 shares will vest on September 30, 2016 and 2,900 shares will vest on September 30, 2017.

(9)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 6,866 shares will vest on September 30, 2016 and 6,867 shares will vest on September 30, 2017.

Options Exercised and Stock Vested in Fiscal 2015

        The following table provides information regarding the exercise of options and vesting of our common stock held by our NEOs during the fiscal year ended September 30, 2015. None of our NEOs exercised any options during fiscal year 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Randy Snyder	41,149	523,437
Hal Weinstein	31,378	382,812
Greg Hann	10,967	133,797
K. Lynn Mackison	1,601	19,532
Alex Murray	6,984	85,205
Robert Hanley	6,867	83,777
Todd Renehan	2,900	35,380

(1)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.

Nonqualified Deferred Compensation and Pension Benefits

        As of the end of fiscal 2015, none of our NEOs participated in any nonqualified deferred compensation or defined benefit pension plans or had any deferred compensation or pension amounts outstanding.

Potential Payments upon Termination or Change-in-Control

        Each of Messrs. Castagnola, Weller, Murray, Hanley and Renehan has an agreement that provides for severance benefits upon a termination of employment. See "—Employment and Severance Arrangements" above for a description of the severance agreements or, for Mr. Renehan, his employment agreement. The table below summarizes the severance payments and benefits that would be made to each of these NEOs upon the occurrence of a Qualifying Termination of employment or Qualifying Termination within two years after a change in control, assuming that his termination of employment occurred on September 30, 2015. Because Mr. Hann retired in fiscal 2015 and entered into a separation and consulting agreement with us (which superseded his severance agreement), the table summarizes the payments and benefits he actually received pursuant to the agreement in fiscal 2015. See "—Employment and Severance Arrangements—Separation and Consulting Agreement with Mr. Hann" above for a description of the separation and consulting agreement. Messrs. Snyder and

Weinstein also retired in fiscal 2015, but they were not entitled to any payments or benefits pursuant to their severance agreements or otherwise in connection with their termination of employment and, therefore, are not shown in the table. Ms. Mackison ended her role as our Acting Chief Financial Officer in May 2014 and continued in employment with the Company in regular role as our Vice President and Global Controller and did not receive severance pay or benefits.

Name	Payment Type	Qualifying Termination (no Change in Control) ($)(1)(2)		Change in Control (no Qualifying Termination) ($)	Qualifying Termination Within Two Years After Change in Control ($)
David Castagnola	Cash severance	931,000	(3)	—	2,100,000	(4)
	Use of Company car(5)	2,042		—	2,042
	Benefit continuation(6)	21,995		—	43,990
	Restricted stock and option vesting(7)(8)	—		—	1,150,216

	Total	955,037		—	3,296,248
Richard Weller	Cash severance	561,210	(3)	—	1,237,500	(4)
	Use of Company car(5)	2,298		—	2,298
	Benefit continuation(6)	19,773		—	39,546
	Restricted stock and option vesting(7)(8)	—		—	383,397

	Total	583,281		—	1,662,741
Greg Hann	Cash payments	182,400		—	—
	Use of Company car	7,331		—	—
	Benefit continuation	9,953		—	—

	Total	199,684		—	—
Alex Murray	Cash severance	465,500	(3)	—	875,000	(4)
	Use of Company car(5)	6,473		—	6,473
	Benefit continuation(6)	22,161		—	44,322
	Restricted stock and option vesting(7)	—		—	93,123

	Total	494,134		—	1,018,919
Robert Hanley	Cash severance	465,500	(3)	—	875,000	(4)
	Use of Company car(5)	7,200		—	7,200
	Benefit continuation(6)	21,995		—	43,990
	Restricted stock and option vesting(7)	—		—	167,543

	Total	494,695		—	1,093,733
Todd Renehan	Cash severance	350,000		—	350,000
	Benefit continuation(6)	22,161		—	22,161

	Total	372,161		—	372,161

(1)
"Qualifying Termination" is defined in Messrs. Castagnola's, Weller's, Murray's, Hanley's and Renehan's severance agreements to mean a termination of the NEO's employment without cause or by the NEO for good reason.

(2)
For Mr. Hann, amounts shown in this column represent the payments and benefits paid to him through the end of fiscal 2015 pursuant to his separation and consulting agreement. Under the agreement, if we terminate Mr. Hann without cause or he dies before March 31, 2016, Mr. Hann will be entitled to receive his monthly base consulting fee and COBRA premium payments until March 31, 2016.

(3)
Amount represents (i) one times annual base salary and (ii) a cash bonus for the 2015 fiscal year.

(4)
Amount represents two times the sum of annual base salary plus target annual bonus amount.

(5)
Consists of continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses. The value of continued use was calculated by taking one-half of the applicable NEO's fiscal 2015 car allowance.

(6)
Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

(7)
Amounts represent the aggregate value of the NEO's unvested restricted stock and stock options that would have vested on the applicable event. The value of the accelerated restricted stock was calculated by multiplying (x) the number of shares subject to the acceleration by (y) by the fair market value of a share of our common stock on September 30, 2015 ($12.20). The value of the accelerated stock option was calculated by multiplying (x) the number of shares subject to acceleration by (y) the excess, if any, of the fair market value of a share of our common stock on September 30, 2015 ($12.20) over the per share exercise price of the accelerated option.

(8)
Vesting of performance based restricted stock awards is subject to attainment of applicable performance goals at the end of the performance period. Amount shown assumes that performance goals are ultimately attained.

Compensation Risk

        We have analyzed the potential risks arising from our compensation policies and practices, and have determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Director Compensation for Fiscal 2015

        Directors who are our employees or employees of Carlyle (Messrs. Palmer, Castagnola and Baird) receive no additional compensation for serving on our Board or its committees. Mr. Snyder served as a director and executive officer of our Company during fiscal 2015. Refer to the Summary Compensation Table for Fiscal 2015 and related narrative disclosure above for information regarding the compensation he received from us during fiscal 2015.

        For their services as a member of our Board in fiscal 2015, each of our "non-employee" directors, other than Messrs. Bancroft (as discussed below), received a retainer of $125,000. For fiscal 2015, the Compensation Committee determined to pay the annual retainer either 50% in cash and 50% in shares of our restricted common stock or 100% in shares of our restricted common stock, at the election of the applicable director. The shares were granted during the first quarter of fiscal 2015 and vested quarterly over the remainder of the year. The cash payments were also paid quarterly. The number of shares for the fiscal 2015 retainer was determined based on the fair market value of the shares at the start of the fiscal year.

        Mr. Bancroft, who joined our Board on February 20, 2015, received a pro-rated retainer in connection with his commencement of service, which he elected to receive 50% in cash and 50% in shares of our restricted common stock. We paid Mr. Bancroft $46,875 in cash and awarded him 2,797 shares of restricted stock based on our stock price on the grant date of $14.81 per share. The shares vested in three quarterly installments over the remainder of fiscal 2015.

        In addition, Messrs. Paulson and Fulchino both received an option to purchase 6,525 shares of our common stock upon their commencement of service with us, which was in the fiscal year ended September 30, 2007 for Mr. Paulson and in the fiscal year ended September 30, 2008 for Mr. Fulchino. The options vested in five equal annual installments and were fully vested as of the end of fiscal 2015.

        In fiscal 2015, we provided the following compensation to our independent directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas M. Bancroft	46,875	41,424	88,299
Jennifer M. Pollino	62,500	62,500	125,000
Robert D. Paulson	62,500	62,500	125,000
Paul E. Fulchino	—	125,000	125,000
Jay L. Haberland	62,500	62,500	125,000
Scott E. Kuechle	—	125,000	125,000
Norton A. Schwartz	62,500	62,500	125,000

(1)
As of September 30, 2015, Mr. Paulson held outstanding options to purchase 5,220 shares of our common stock and Mr. Fulchino held outstanding options to purchase 6,525 shares of our common stock. All such options were fully vested as of September 30, 2015.

Equity Compensation Plan Information

        The following table presents information concerning the securities authorized for issuance pursuant to our equity compensation plans as of September 30, 2015:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,242,018	$12.09	5,514,078
Equity compensation plans not approved by security holders	—	—	—

Total	3,242,018	$12.09	5,514,078

 EXECUTIVE OFFICERS

        The following sets forth, as of December 10, 2015, the ages, positions and selected biographical information for our executive officers who are not directors:

  Richard J. Weller

        Mr. Weller, age 59, has served as the Company's Executive Vice President and Chief Financial Officer since May 4, 2015. Prior to joining the Company, he spent over 37 years working in the finance and accounting organizations of large multi-national corporations, most recently serving as Vice President and Corporate Controller (Chief Accounting Officer) from 2008 to 2015 at Ingersoll-Rand PLC ("Ingersoll-Rand"), a diversified global industrial company and world leader in creating comfortable, sustainable and efficient environments. Prior to that, he served as Vice President, Finance and Chief Financial Officer of Ingersoll-Rand's Security Technologies business from 2005 to 2008. Before joining Ingersoll-Rand, Mr. Weller served in roles of increasing responsibility within the finance and accounting organization at Textron Inc. ("Textron"), a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services, from 1988 to 2005. Mr. Weller's tenure at Textron included service as Vice President, Finance for Textron's enterprise Information Services and Financial Shared Services from 2002 to 2005; Executive Vice President and Chief Financial Officer of Textron's Golf, Turf and Specialty Products business from 2001 to 2002; Senior Vice President and General Manager, North America for Textron's Fastening Systems business from 2000 to 2001; Senior Vice President, Finance and Operations for Textron's Fastening Systems business from 1997 to 2000; Chief Financial Officer of Textron's Industrial Products sector from 1995 to 1997; Group Controller from 1992 to 1995; and Director, Finance and Systems for Textron's Filtration/Purolator Technologies business from 1988 to 1992. Mr. Weller also previously served as Manager, Program Finance, Litton Data Systems at Northrop Grumman Corporation from 1980 to 1988 and as an accountant at Aviall, Inc. from 1978 to 1980.

  Alex Murray

        Alex Murray, age 46, joined Wesco in 2000 and has served as Executive Vice President and Chief Operations Officer (previously, Vice President of Global Operations) since 2010. He previously served as our Logistic Manager from 2000 to 2003, Director of Contract Business from 2003 to 2005 and EU Managing Director from 2005 to 2010. Prior to joining Wesco, Mr. Murray was employed by BAE Systems in various roles within the logistics, procurement, supply chain and quality organizations.

  Robert Hanley

        Robert Hanley, age 51, has served as our Executive Vice President and Chief Procurement Officer since 2014. Prior to joining the Company, Mr. Hanley served from 2013 to 2014 as Vice President—Passives, Electromechanical and Connectors ("PEMCO")—North American Components at Arrow Electronics, a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. In this role, he was responsible for the effective management and growth of Arrow Electronics' PEMCO business in the Americas, overseeing sales, inventory and supplier management and marketing teams within this business unit. He also served as Arrow Electronics' Vice President—Supplier Marketing and Asset—PEMCO—Global Components from 2011 to 2012, where he was responsible for inventory and asset performance and supplier marketing for the PEMCO business globally, and Vice President—Supplier and Asset—PEMCO—North American Components from 2009 to 2011, where he was responsible for inventory and asset performance and supplier marketing for the PEMCO business within Arrow Electronics' North American Components business.

  Todd Renehan

        Todd Renehan, age 52, has served as our Executive Vice President and Chief Commercial Officer since 2014. From 2013 to 2014, Mr. Renehan served as President for Haas Group International, a global provider of chemical supply chain management solutions to the commercial aerospace, airline, military, energy and other markets, which the Company acquired on February 28, 2014. Prior to that, he served as Executive Vice President and Chief Commercial Officer of Haas Group International from 2010 to 2013. In 2010, Mr. Renehan served as Chief Commercial Officer for Damco, a division of Maersk, a leading global provider of transportation and freight solutions, and from 1985 through 2009, he worked for Ryder, a global provider of transportation services, in multiple capacities, ultimately serving as Executive Vice President of Sales, Marketing and Rental.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

        On September 29, 2006, the Company entered into a management agreement with TC Group, L.L.C. ("TC Group"), an affiliate of Carlyle, to provide certain financial, strategic advisory and consultancy services to the Company, and on July 27, 2011, upon the effectiveness of our registration statement on Form S-1 (the "Registration Statement"), that agreement was amended and restated (as amended, the "Management Agreement") in order to substitute TC Group with Carlyle Investment Management, L.L.C. ("CIM"). Under the Management Agreement, we are obligated to pay CIM (or, prior to July 27, 2011, TC Group) an annual management fee of $1.0 million and to pay or reimburse CIM (or, prior to July 27, 2011, TC Group) for certain out-of-pocket expenses. We incurred expenses of approximately $1.1 million for the fiscal year ended September 30, 2015 related to the Management Agreement. The Management Agreement will terminate at such time as CIM or one or more of its affiliates no longer collectively control, in the aggregate, at least 15% of the Company's common stock, or such earlier date as the Company and CIM may mutually agree.

Amended and Restated Stockholders Agreement

        In connection with the acquisition of the Company by Carlyle, on September 29, 2006, we entered into a stockholders agreement with Falcon Aerospace Holdings, LLC, Randy Snyder, Susan Snyder, certain affiliates of the Snyder family and members of management holding restricted shares of common stock or options to purchase common stock. The stockholders agreement was amended on November 30, 2007 and further amended on April 17, 2008. Upon effectiveness of the Registration Statement on July 27, 2011, the stockholders agreement was amended and restated (the "Amended and Restated Stockholders Agreement").

        Pursuant to the Amended and Restated Stockholders Agreement, the Carlyle Stockholders currently have the right to nominate three of the members of the Board, the Wesco Stockholders have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining directors, subject to the terms of the Cooperation Agreement. The number of Board members that the Carlyle Stockholders are entitled to nominate will be reduced to two directors if the Carlyle Stockholders hold less than 15% of our common stock and one director if the Carlyle Stockholders hold less than 10% of our common stock. The Carlyle Stockholders' rights under the board of directors nomination provisions of the Amended and Restated Stockholders Agreement will terminate at such time as they hold less than 5% of our common stock. The Wesco Stockholders' rights under the Board nominations provisions of the Amended and Restated Stockholders Agreement will also terminate at such time as they hold less than 5% of our common stock. In addition, for so long as Randy Snyder remains involved with our business, Mr. Snyder must be the Wesco Stockholders' nominee. However, at such time as Mr. Snyder is no longer involved with our business, the Wesco Stockholders may nominate another director, provided that such nominee is deemed qualified to serve on the Board of a public company.

        The Amended and Restated Stockholders Agreement contains restrictions on the transfer of our equity securities by the stockholders, as well as drag-along rights. In the event that we register any of our common stock following our initial public offering, these stockholders have the right to require us to use our best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters, and have the right to cause us to effect registrations of shares on their behalf. The Amended and Restated Stockholders Agreement also requires us to indemnify the stockholders in connection with any such registration of our securities.

        The Amended and Restated Stockholders Agreement terminates upon (i) a sale or change in control of the Company, (ii) such date as neither the Carlyle Stockholders nor the Wesco Stockholders in the aggregate hold 5% or more of the then-outstanding shares of our common stock or (iii) the approval of the Company and its stockholders who are parties to the Amended and Restated Stockholders Agreement.

Operating Leases

        We lease several office and warehouse facilities under operating lease agreements (the "Operating Lease Agreements"), from entities affiliated with or controlled by Randy J. Snyder, who currently serves as our Chairman of the Board and is also a minority stockholder of the Company. Rent expense on these facilities was approximately $1.7 million for the fiscal year ended September 30, 2015. The Operating Lease Agreements expire by their terms between June 30, 2019 and December 31, 2020.

Related Party Transaction Policy

        We have adopted a written policy relating to the evaluation of and the approval, disapproval and monitoring of transactions involving us and "related persons." For the purposes of the policy, "related persons" include our executive officers, directors and director nominees or their immediate family members, or stockholders owning 5% or more of our outstanding common stock.

        Our related person transactions policy requires:

  •
  that any transaction in which a related person has a material direct or indirect interest and that exceeds $120,000 (a "related person transaction"), and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our Audit Committee or by the disinterested members of the Audit Committee, as applicable; and

  •
  that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the Compensation Committee or recommended by the Compensation Committee to our Board for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Audit Committee or the disinterested members of the Audit Committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of Sarbanes-Oxley.

        In addition, the related person transaction policy provides that the Audit Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, the applicable listing exchange and the Internal Revenue Code.

        All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding common shares failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during fiscal 2015, with the exception of Mr. Snyder, who filed a late Form 4 on October 5, 2015, reporting shares that were withheld for tax purposes on September 30, 2015.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of December 2, 2015, there were a total of 97,930,525 shares of our common stock issued and outstanding. As of December 2, 2015, certain affiliates of Carlyle owned approximately 23.8% of our common stock.

        The following table sets forth, as of December 2, 2015, certain information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each director, director nominee and NEO; and

  •
  all of our directors and executive officers as a group.

        Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
Falcon Aerospace Holdings, LLC(1)	23,330,184	23.8%
Lisa K. Hess(2)	10,644,068	10.9%
Michael S. Neri(3)	10,519,173	10.7%
Makaira Partners LLC(4)	7,597,209	7.8%
Davis Selected Advisers, L.P.(5)	6,008,026	6.1%
MSD Capital, L.P.(6)	5,418,897	5.5%
Directors and Named Executive Officers:
Randy J. Snyder(7)	898,018	*
David J. Castagnola	137,465	*
Robert Hanley(8)	64,000	*
Alex Murray(9)	207,298	*
Todd Renehan(10)	33,220	*
Richard J. Weller	47,284	*
Dayne A. Baird	—	—
Thomas M. Bancroft(11)	7,669,373	7.8%
Paul E. Fulchino(12)	108,659	*
Jay L. Haberland	20,507	*
Scott E. Kuechle	33,467	*
Adam J. Palmer	—	—
Robert D. Paulson(13)	77,932	*
Jennifer M. Pollino	8,463	*
Norton A. Schwartz	15,475	*
All executive officers and directors as a group (15 persons)	9,321,161	9.4%

*
Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC is the record holder of 23,330,184 shares of common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the managing member of TC Group IV Managing GP, L.L.C., which is the managing member of Falcon Aerospace Holdings, LLC. Accordingly, each of these entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Falcon Aerospace Holdings, LLC. The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(2)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. The trusts described in (i) through (viii) above are collectively referred to herein as the Snyder Trusts. Mrs. Hess is the trust advisor for each of the Snyder Trusts, and in that role has dispositive power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Also includes 124,895 shares of our common stock beneficially owned by George Hess, Mrs. Hess's spouse, and Mrs. Hess, who serve as trustees of the George and Lisa Hess Trust dated October 1, 2003, which we refer to herein as the Hess Trust. Mr. and Mrs. Hess share voting power and dispositive power over the shares held by the Hess Trust. Mrs. Hess' address is 17330 Margate Street, Encino, California 91316.

(3)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. Mr. Neri, in his capacity as Managing Director of U.S. Trust Company of Delaware, is the trustee for each of the Snyder Trusts, and in that role has voting power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Mr. Neri's address is U.S. Trust Company of Delaware, 1100 N. King Street, Wilmington, DE 19884.

(4)
The address of the principal business office of the reporting person is 7776 Ivanhoe Avenue, #250, La Jolla, California 92037.

(5)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2015 (the "Davis Schedule 13G/A") by Davis Selected Advisers, L.P. ("Davis"). The address of the principal business office of the reporting person is 2949 East Elvira Road, Suite 101, Tucson, AZ 85756. The Davis Schedule 13G/A reported: sole voting power over 5,711,071 shares, no voting power over 296,955 shares and sole dispositive power over 6,008,026 shares.

(6)
Based solely on information contained in a Schedule 13G filed with the SEC on August 19, 2013 (the "MSD Schedule 13G"), by MSD Capital, L.P. ("MSD Capital"), MSD SBI, L.P. ("MSD SBI") and Michael S. Dell. MSD SBI is the direct owner of the securities covered by the MSD Schedule 13G. MSD Capital is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD SBI. MSD Capital Management LLC, a Delaware limited liability company ("MSD Capital Management"), is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. The address of the principal business office of each of these reporting persons is 645 Fifth Avenue, 21st Floor, New York, NY 10022. The address of the principal business office of Mr. Dell is c/o Dell, Inc., One Dell Way, Round Rock, TX 78682. The MSD Schedule 13G reported beneficial ownership as follows: shared voting power over 5,418,897 shares and shared dispositive power over 5,418,897 shares.

(7)
Consists of 107,241 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 790,777 shares pursuant to options.

(8)
Consists of 32,934 shares of our common stock beneficially owned by Mr. Hanley and the right to acquire up to 31,066 shares pursuant to options.

(9)
Consists of 77,593 shares of our common stock beneficially owned by Mr. Murray and the right to acquire up to 129,705 shares pursuant to options.

(10)
Consists of 20,120 shares of our common stock beneficially owned by Mr. Renehan and the right to acquire up to 13,100 shares pursuant to options.

(11)
Consists of 7,531 shares of our common stock beneficially owned by Mr. Bancroft, 49,200 shares held in an IRA and 15,433 shares held by Mr. Bancroft's family members. Also includes 7,597,209 shares held by Makaira Partners. Mr. Bancroft serves as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners and is deemed to be a beneficial owner of such shares

(12)
Consists of 102,134 shares of our common stock beneficially owned by Mr. Fulchino and the right to acquire up to 6,525 shares pursuant to options.

(13)
Consists of 72,712 shares of our common stock beneficially owned by Mr. Paulson and the right to acquire up to 5,220 shares pursuant to options.

PROPOSAL 2
APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Please read the "Compensation Discussion and Analysis" beginning on page 21 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the stockholders of Wesco Aircraft Holdings, Inc. (the "Company") approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2015 and the other related tables and disclosure."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding our executive compensation programs.

Vote Required; Recommendation

        The approval by a non-binding advisory vote of our executive compensation requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes have no effect on the outcome of the vote.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP, which has been our independent audit firm since September 29, 2006, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending September 30, 2016, and our Audit Committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors is not required by our charter or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board or Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board or Audit Committee determined that such a change would be in our and our stockholders' best interests.

Principal Accounting Firm Fees

        Aggregate fees we were billed for the fiscal years ended September 30, 2015 and 2014 by our principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2015	2014
Audit fees(a)	$2,827,000	$2,495,000
Audit-related fees(b)	—	667,000
Tax fees(c)	1,578,000	1,416,000
All other fees(d)	25,000	3,000
Total	$4,430,000	$4,581,000

(a)
Audit fees include fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consents and assistance with and review of our SEC filings.

(b)
Audit-related fees include fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements. This category includes assistance in financial due diligence related to mergers, acquisitions and divestitures, accounting consultations, consultations concerning financial accounting and reporting standards, general advice on implementation of SEC and Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") requirements and audit services not required by statute or regulation.

(c)
Tax fees include fees associated with (i) tax compliance (preparation of tax returns, tax audits and transfer pricing), which were approximately $621,000 and $422,000 during the fiscal years ended September 30, 2015 and 2014, respectively, and (ii) tax planning (domestic and international tax planning, and tax planning for restructurings, mergers, acquisitions and divestitures), which were approximately $957,000 and $994,000 during the fiscal years ended September 30, 2015 and 2014, respectively.

(d)
All other fees include fees for services not captured in any of the above categories. The Audit Committee's customary practice is not to request PricewaterhouseCoopers LLP to perform services other than for audit, audit-related or tax matters.

Pre-Approval of Independent Auditor Services

        The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. All fees described above were pre-approved by the Audit Committee.

Vote Required; Recommendation

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2016 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

 ANNUAL REPORT

        Our annual report for the fiscal year ended September 30, 2015 accompanies this proxy statement.

OTHER BUSINESS

        Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

        If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2017 annual meeting of stockholders, you must submit the proposal to our Secretary no later than August 18, 2016 in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2017 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than September 28, 2016, and no later than the close of business on October 28, 2016, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently includes, among other things, a requirement as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

        We have adopted a procedure called "householding" under which we will deliver only one copy of either the proxy materials or the Notice to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement and our annual report for the fiscal year ended September 30, 2015 to any stockholder at a shared address to which a single copy of either of those documents was delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-800-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or if you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department by phone at 1-800-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. WESCO AIRCRAFT HOLDINGS, INC. 24911 AVENUE STANFORD VALENCIA, CA 91355 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 Paul E. Fulchino 02 Scott E. Kuechle 03 Robert D. Paulson The Board of Directors recommends you vote FOR proposals 2 and 3: 2Approve, by a non-binding advisory vote, the Company's executive compensation. For 0 0 Against 0 0 Abstain 0 0 3Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016. NOTE: Transact such other business as may properly come before the annual meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000259663_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . WESCO AIRCRAFT HOLDINGS, INC. Annual Meeting of Stockholders January 26, 2016 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Richard J. Weller and John G. Holland, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESCO AIRCRAFT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time on January 26, 2016, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000259663_2 R1.0.0.51160